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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2003



                                  PROMOS, INC.
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             (Exact name of registrant as specified in its charter)

     COLORADO                              0-27943                    84-1209909
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(State or other jurisdiction of    (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)


12-8 TECHNOLOGY DRIVE
EAST SETAUKET, NEW YORK                                               11733-4049
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (631) 689-2649 3781


      2121 SOUTH ONEIDA STREET, SUITE 500, DENVER, COLORADO 80224
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           (Former name or former address, if changed since last report)


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


                           CURRENT REPORT ON FORM 8-K
                                  PROMOS, INC.

                                DECEMBER 19, 2003

                                TABLE OF CONTENTS
                                                                                                    PAGE
                                                                                                    ----

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.............................................................1
         Security Ownership of Certain Beneficial Owners and Management...............................3

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.........................................................5
         The Reverse Acquisition......................................................................5
         Consulting Agreement.........................................................................6
         Description of Promos and Its Predecessors...................................................6
         Description of Business......................................................................6
            Company Overview..........................................................................6
            Introduction to Technology................................................................7
            Advanced Research and Development.........................................................7
            Patents and Intellectual Property.........................................................8
            Licensing Agreements......................................................................8
            Potential Strategic Alliances............................................................10
            Product Overview.........................................................................10
            Commercialization Strategy...............................................................10
            Competition and Industry.................................................................13
            Governmental Regulation..................................................................14
            Manufacturing............................................................................15
            Employees................................................................................15
         Description of Property.....................................................................15
         Risk Factors................................................................................16
            Risks Related to our Company.............................................................16
            Risks Related to our Common Stock........................................................18
            Cautionary Language Regarding Forward-Looking Statements and Industry Data...............20
         Directors and Executive Officers............................................................20
            Scientific Advisory Board................................................................24
            Management Advisory Board................................................................25
            Board Composition and Committees.........................................................26
            Committees of the Board..................................................................27
            Director Compensation....................................................................27
            Indebtedness of Directors, Director Nominees and Executive Officers......................27
            Family Relationships.....................................................................27
            Legal Proceedings........................................................................27
            Summary Compensation Table...............................................................28
            Options/SAR Grants and Fiscal Year End Option Exercises and Values.......................28
            Employment Agreement with Mark A. Fauci..................................................28
            Stock Option Plan........................................................................29
         Certain Relationships and Related Transactions..............................................29
         Legal Proceedings...........................................................................30


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT...............................................30

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE...................................................30

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS...........................................................31

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     THE OMNICORDER REVERSE ACQUISITION. On December 19, 2003, Promos, Inc., a Colorado corporation, completed a "reverse acquisition" transaction in which it acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Inc., a Delaware corporation, in consideration for the issuance of a majority of Promos' shares of common stock. OmniCorder is a leading developer of medical imaging applications using advanced infrared focal plane arrays, and provides imaging technology for clinicians and researchers for drug discovery, disease detection and disease management applications. Promos will operate the business of OmniCorder as its sole line of business. The reverse acquisition was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. Concurrently with the closing of the reverse acquisition, Promos completed a private placement of 5,686,027 shares of its common stock, from which it received gross proceeds of $7,820,405. Promos has relocated its executive offices to those of OmniCorder at 12-8 Technology Drive, East Setauket, New York 11733, and its telephone and facsimile numbers are (631) 689-3781 and (631) 689-1109, respectively.

     At the closing of the Purchase Agreement, Promos acquired all of OmniCorder's assets and assumed all of OmniCorder's liabilities in exchange for the issuance by Promos of 13,773,700 new shares of Promos' common stock to OmniCorder. OmniCorder also previously purchased 7,764,700 outstanding shares of Promos common stock from one of Promos' directors for $180,000. Following the completion of the reverse acquisition, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and will liquidate the shares of Promos common stock it received in the reverse acquisition transactions to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

     At the closing of the reverse acquisition, Promos assumed all obligations of OmniCorder under OmniCorder's outstanding warrants to purchase shares of common stock at the respective exercise prices then in effect and upon the same terms and conditions as were contained in the OmniCorder warrants. At the time of the reverse acquisition, OmniCorder had outstanding warrants to purchase 600,000 shares of common stock that were assumed by Promos and treated pursuant to the Purchase Agreement as warrants to purchase 1,232,208 shares of Promos common stock.

     In addition, Promos assumed OmniCorder's 1998 Stock Option Plan and reserved shares of Promos common stock for stock options issued and issuable under that plan. At the time of the reverse acquisition, OmniCorder had outstanding stock options to purchase 1,217,860 shares of common stock that were assumed by Promos and treated pursuant to the Purchase Agreement as stock options to purchase 2,501,095 shares of Promos common stock. This Stock Option Plan will be amended to increase the number of stock options issuable under the plan to 4,435,500 shares, or approximately 15% of Promos' outstanding shares.

     Concurrently with the closing of the reverse acquisition, Promos completed a private placement of 5,686,027 shares of its common stock at a price of $1.375 per share. Promos received gross proceeds from the private placement of $7,820,405. Promos also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Following the completion of the reverse acquisition, private placement, related stock purchase and payment of equity-based transaction fees (as described below in "Item 5. Other Events and Regulation FD Disclosure"), Promos had 29,570,000 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,501,095 shares of common stock.

     The shares of Promos common stock issued to the private placement investors, as well as to OmniCorder and subsequently to its stockholders, have not been registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, which exempts transactions by an issuer not involving any public offering. All of the stock certificates representing these shares bear a legend stating that they have not been registered under the Securities Act and are subject to restrictions on transfer. For more information about the private placement, see "Item 5. Other Events and Regulation FD Disclosure."

     REGISTRATION STATEMENT. Under the terms of the reverse acquisition and the private placement, Promos agreed to file a "resale" registration statement with the U.S. Securities and Exchange Commission covering the shares of Promos common stock issued in these transactions no later than 60 days after the closing of the reverse acquisition. Promos is obligated to maintain the effectiveness of the "resale" registration statement from the effective date through and until 12 months after the date of closing of the reverse acquisition unless all securities registered under the registration statement have been sold or are otherwise able to be sold under Rule 144, in which case Promos will no longer be required to keep the registration statement effective. Promos will use its best efforts to have the "resale" registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the closing of the reverse acquisition.

     MEETING OF STOCKHOLDERS. Some of Promos' directors, director nominees and other stockholders who are former OmniCorder stockholders and represent approximately 43% of Promos' outstanding shares of common stock, after giving effect to the dissolution of OmniCorder and the pro rata distribution of the Promos shares, intend to vote at a special meeting of Promos' stockholders, to be held on or about January 29, 2004, to: (i) change Promos' state of incorporation from Colorado to Delaware and its corporate name by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies as the surviving corporation and the publicly-traded company; and (ii) ratify the assumption by Promos of OmniCorder's existing stock option plan. These changes will become effective upon compliance with Section 14(c) of the Securities Exchange Act of 1934 and Regulation 14C under that act. In anticipation of the reincorporation in Delaware, Promos has filed a Certificate of Tradename with the Secretary of State of the State of Colorado, permitting it to do business under the OmniCorder Technologies name pending the reincorporation. In connection with the reincorporation of Promos in Delaware, stockholders of Promos will not be required to exchange their existing stock certificates for certificates of OmniCorder Technologies, since the OTC Bulletin Board will consider the existing stock certificates as constituting "good delivery" in securities transactions subsequent to the merger. The American Stock Exchange, to which Promos plans to apply for approval for the listing of its common stock, will also consider the submission of existing stock certificates as "good delivery." There is no assurance that Promos will receive the approval to list its common stock on the American Stock Exchange.

     Under Colorado law, Promos did not need the approval of its stockholders to complete the reverse acquisition. The reverse acquisition and related transactions were approved under Delaware law by the requisite number of OmniCorder stockholders.

     EXPANSION OF BOARD OF DIRECTORS; APPOINTMENT OF OFFICERS. Under the Purchase Agreement, at the closing of the reverse acquisition, the number of members on the board of directors of Promos was increased from two to four directors, and Mark A. Fauci and Jed Schutz were appointed to serve in the vacancies created by this expansion of the board. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, under the Purchase Agreement, the number of members on the board of directors will be increased to nine members, and George Benedict, Joseph T. Casey, Gordon
A. Lenz, Hon. Joseph F. Lisa, Anthony A. Lombardo, Robert W. Loy and Richard Vietor will be appointed to serve as directors of Promos. In connection with the appointment of these seven directors, Judith F. Harayda and Stephan R. Levy, the sole members of the board of directors of Promos before the reverse acquisition, will resign as directors of Promos.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of the directors are considered "independent" under the SEC's new independence standards.

     Officers are elected annually by the board of directors and serve at the discretion of the board. Following the closing of the reverse acquisition, all of the officers of OmniCorder were named officers of Promos to serve in the same positions as they served at OmniCorder. Mark A. Fauci was named President and Chief Executive Officer, Marek Pawlowski, Ph.D. was named Vice President, Product Development, and Steven W. Albanese was named Controller and the principal accounting officer, of Promos. At the same time, Judith F. Harayda and Stephan R. Levy resigned as officers of Promos.

     ACCOUNTING TREATMENT; CHANGE OF CONTROL. For accounting purposes, the transaction is being accounted for as a reverse acquisition, since the stockholders of OmniCorder own a majority of the outstanding shares of common stock of Promos immediately following the reverse acquisition and the pro rata distribution of the Promos shares by OmniCorder. No arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the board of directors of Promos, and to the knowledge of Promos, no other arrangements exist that might result in a change of control of Promos. Further, as a result of the issuance and sale of 21,538,400 shares of Promos common stock to OmniCorder and the change in the majority of the directors of Promos, which will become effective upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, a change in control of Promos occurred on the closing date of the reverse acquisition. Promos will continue to qualify as a "small business issuer," as defined under the Securities Exchange Act of 1934, following the reverse acquisition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the number of shares of common stock of Promos beneficially owned on December 19, 2003, by:

     o each person who is known by Promos to beneficially own 5% or more of the common stock of Promos;

     o each of the directors, proposed directors and executive officers of Promos; and

     o all of Promos' directors, proposed directors and executive officers as a group.

     The following table gives effect to the completion of the reverse acquisition, private placement, reverse acquisition,dissolution of OmniCorder and the pro rata distribution of Promos shares to former OmniCorder stockholders in proportion to their respective interests in OmniCorder. Except as otherwise set forth below, the address of each of the persons listed below is c/o 12-8 Technology Drive, East Setauket, New York 11733.

                                                 Shares of Common Stock
                                                 Beneficially Owned(1)
                                   ------------------------------------------------


                                        Number of Shares       Percent of Class(2)
                                        ----------------       -------------------
Name
----
EXECUTIVE OFFICERS, PRESENT
DIRECTORS AND PROPOSED
DIRECTORS(3):

Mark A. Fauci                             8,539,883                  28.9%
Marek Pawlowski, Ph.D                        45,823(4)                  *
Steven W. Albanese                               --                     *
Jed Schutz                                2,518,945(5)                8.2%
George Benedict                             722,345(6)                2.4%
Joseph T. Casey                             800,080(7)                2.7%
Gordon A. Lenz                              521,686(8)                1.8%
Stephan R. Levy                                  --                     *
Hon. Joseph F. Lisa                          67,142(9)                  *
Anthony A. Lombardo                          41,074(10)                 *
Robert W. Loy                               192,377(11)                 *
Judith F. Harayda                                --                     *
Richard Vietor                              169,942(12)                 *
All executive officers, present          13,624,297                  43.2%
directors and proposed
directors as a group (13
persons)


5% STOCKHOLDERS:

Michael Anbar, Ph.D.(13)                   2,710,858                   9.2%

----------
*    Less than 1% of outstanding shares

(1) Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after December 19, 2003 by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2) Based upon 29,570,000 shares of common stock outstanding on December 19, 2003.

(3) The election of Messrs. Benedict, Casey, Lenz, Lisa, Lombardo, Loy and Vietor as directors will become upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act.

(4) Represents shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(5) Includes (i) 1,026,840 shares of common stock issuable upon the exercise of an outstanding warrant and (ii) 107,818 shares of common stock issuable upon exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable. The shares of common stock and warrant beneficially owned by Mr. Schutz are held jointly with his spouse.

(6) Includes (i) 205,368 shares of common stock issuable upon the exercise of an outstanding warrant and (ii) 107,818 shares of common stock issuable upon exercise of stock otions granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(7) Held by The Casey Living Trust, of which Mr. Casey and his spouse are trustees. Includes 72,735 shares of common stock issuable upon exercise of an outstanding warrant, which is currently exercisable.

(8) Includes 41,074 shares of common stock issuable upon the exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(9) Includes 59,899 shares of common stock issuable upon the exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(10) Represents shares of common stock issuable upon the exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(11) Includes 151,459 shares of common stock issuable upon the exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(12) Includes 151,459 shares of common stock issuable upon the exercise of stock options granted under the OmniCorder 1998 Stock Option Plan, which are currently exercisable.

(13) The address of Dr. Anbar is 145 Deer Run Road, Amherst, New York 14221.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     Set forth below is certain information concerning the principal terms of the reverse acquisition and the business of OmniCorder.

THE REVERSE ACQUISITION

     THE REVERSE ACQUISITION. On December 19, 2003, Promos and OmniCorder entered into the Purchase Agreement. On December 19, 2003, Promos acquired all the assets and assumed all the liabilities of OmniCorder, in consideration for the issuance of a majority of Promos' outstanding shares of common stock. Promos will operate the business of OmniCorder as its sole line of business. See "Description of Business" below for a description of OmniCorder's business. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and will liquidate the shares of Promos common stock it received in the reverse acquisition transactions to its stockholders in proportion to their respective interests in OmniCorder. OmniCorder also previously purchased 7,764,700 outstanding shares of Promos common stock from one of Promos' directors for $180,000 and redeemed and cancelled an additional 1,135,300 shares of Promos common stock from seven unaffiliated stockholders. Prior to the reverse acquisition, there were no material relationships between Promos and OmniCorder, any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

     ELECTION OF BOARD OF DIRECTORS; APPOINTMENT OF OFFICERS. Under the Purchase Agreement, at the closing of the reverse acquisition, the number of members on the board of directors of Promos was increased from two to four directors, and Mark A. Fauci and Jed Schutz were appointed to serve in the vacancies created by this expansion of the board. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, under the Purchase Agreement, the number of members on the board of directors will be increased to nine members, and George Benedict, Joseph T. Casey, Gordon A. Lenz, Hon. Joseph F. Lisa, Anthony A. Lombardo, Robert W. Loy and Richard Vietor will be appointed to serve as directors of Promos. In connection with the appointment of these seven directors, Judith F. Harayda and Stephan R. Levy, the sole members of the board of directors of Promos before the reverse acquisition, will resign as directors of Promos.

     All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of the directors are considered "independent" under the SEC's new independence standards.

     Officers are elected annually by the board of directors and serve at the discretion of the board. Following the closing of the reverse acquisition, all of the officers of OmniCorder were named officers of Promos to serve in the same positions as they served at OmniCorder. Mark A. Fauci was named President and Chief Executive Officer, Marek Pawlowski, Ph.D. was named Vice President, Product Development, and Steven W. Albanese was named Controller and the principal accounting officer, of Promos. At the same time, Judith F. Harayda and Stephan R. Levy resigned as officers of Promos. See "Directors and Executive Officers of the Company After the Reverse Acquisition."

CONSULTING AGREEMENT

     Pursuant to the reverse acquisition, Promos has assumed the obligations of OmniCorder under a consulting agreement with C.C.R.I. Corporation, a financial relations firm. C.C.R.I. will assist Promos and its internal investor relations personnel with the preparation of press releases and other investor materials and will provide introductions to the financial media. As compensation for the services to be provided under this agreement and in connection with the private placement, at the closing of the reverse acquisition, Promos paid approximately $135,000 to C.C.R.I. and issued it 226,720 shares of Promos common stock. This agreement terminates in June 2005.

DESCRIPTION OF PROMOS AND ITS PREDECESSORS

     Promos was formed as a Colorado corporation in September 1992 and had been engaged in the sale of promotional products to other businesses and companies. In early 2003, Promos determined to look for potential combinations with other companies within and outside this industry niche, and was introduced to OmniCorder in late 2003. Following the reverse acquisition, Promos sold its brand marketing business to one of its directors and succeeded to the business of OmniCorder as its only line of business.

DESCRIPTION OF BUSINESS

     Unless otherwise indicated, or unless the context otherwise requires, all references below to the term "OmniCorder," "we," "our" or "us" shall mean Promos and OmniCorder, after the completion of the reverse acquisition transactions.

     COMPANY OVERVIEW

     OmniCorder was founded in 1997 to acquire, develop and commercialize advanced imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. In 2002, almost $1.2 trillion was spent on the diagnosis and treatment of cancer and vascular disease, and there were over one billion imaging procedures occurring on a worldwide basis, according to Medtech Insight's December 2002 report, The Worldwide Market for Diagnostic Imaging Equipment. Our lead product, the BioScanIR System, measures abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues. The BioScanIR uses an infrared technology platform which is licensed from the California Institute of Technology and was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration for the U.S. Department of Defense's Strategic Defense Initiative (commonly known as the "Star Wars" program). We are presently developing "next generation" sensor technology with funding from the U.S. Department of Defense's Missile Defense Agency, and continuing collaboration with NASA's Jet Propulsion Laboratory, the Army Research

Laboratory and Goddard Space Center. We have received Food and Drug Administration Section 510(k) clearance in the United States, and so-called "CE mark" clearance in Europe, to market the BioScanIR System for use in a large number of diseases -- such as cancer and vascular disease -- that affect the movement of blood (known as blood perfusion), in tissue and organs. We believe that, with these approvals in hand and with our product attributes and expansive addressable markets, we will be able to execute our business plan in the United States and Europe, the two largest medical imaging markets in the world.

     INTRODUCTION TO TECHNOLOGY

     Our lead product, the BioScanIR System, is an advanced digital infrared imaging device which is intended for use in biomedical imaging applications. The BioScanIR System measures minute changes in passively-emitted infrared radiation which are produced by tissue. It then identifies abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues.

     The basic principle behind the unit is the precise, rapid and repetitive measurement of naturally occurring infrared energy that is emitted from the human body. Like all objects, a human body emits infrared radiation at a characteristic rate and frequency. Slight changes in this emission behavior indicate the presence of disease. Thus, precisely measuring the changing rate of this emission allows the remote detection of disease with no physical contact, and with no source of outside radiation, such as from x-rays.

     The medical usefulness of this information is a function of how accurately and quickly it can be acquired. Using proprietary NASA and Department of Defense sensor technology, these measurements can then be collected up to 400 times per second and to an accuracy of 0.006 degrees by the BioScanIR System. We believe his level of speed and accuracy is without precedent in medical infrared imaging.

     The flow of blood throughout the body varies naturally due to normal physiology changes. For example, when the heart pumps, blood circulates faster and thus infrared emission increases, but just for the fraction of a second that the contraction of a single beat lasts. When the heart is resting between contractions, the circulation slows and the opposite occurs, again for a fraction of a second. This differing rate of blood transport leads to small periodic changes in emitted infrared radiation that the BioScanIR can detect.

     As determined by published peer review research from several independent investigators and documented in our patents, a growing tumor modifies blood flow in a way that disrupts some of these periodic blood flow changes. Consequently, there is measurable evidence of its presence and continued growth. The areas in the body where this disruption is occurring can be analyzed using our proprietary software, providing visual and analytical evidence of the tumor's approximate location and activity.

     In addition to its featured speed and accuracy capabilities, the technology used in the BioScanIR System also benefits from being compact and relatively inexpensive. When combined with its ability to image without touching the patient's body, the BioScanIR System is highly functional in the operating room environment. In surgical applications, BioScanIR can measure the effects from brain activity and blood flow as they occur, and assist surgeons in modifying their procedures in real time.

     ADVANCED RESEARCH AND DEVELOPMENT

     In the area of technology advancement, we have adopted and implemented a low-cost co-development strategy based upon our extensive contacts and relationships in the defense and aerospace industries, NASA laboratories and with U.S. Department of Defense agencies. This approach permits us to develop the latest sensor, and related camera technology, by entering into contracts with NASA or the DOD on projects that are of mutual interest. For example, we received a contract from the DOD in August 2003 for the purpose of developing a multi-band infrared sensor. This sensor is of great interest to the DOD for weapons targeting applications, and equally important to us, for future medical imaging applications. The new sensor will incorporate a multi-band detector with five times the resolution and the ability to analyze gases, fluids and other diagnostically important characteristics in living things. We are being paid, under the DOD contract, to develop the sensor and, in turn, are, or will be, subcontracting the work to expert institutions, such as NASA's Jet Propulsion Laboratory, the Army Research Laboratory and NASA's Goddard Space Flight Center, to assist with research and development. We have completed the first of three parts of this contract and are awaiting payment for the completed work.

     We also have an agreement with NASA's Jet Propulsion Laboratory, through the California Institute of Technology, for new technical innovations (and rights to potential patents) in this technology. The end result is we are able to advance in the technology race by developing and licensing next generation sensors while, at the same, mitigating or eliminating the high costs associated with such projects by entering into partnerships with direct funding sources, such as the DOD and the Jet Propulsion Laboratory. This cost-effective approach to the procurement of new technologies and their associated medical applications will continue to be a core competency of our company.

     PATENTS AND INTELLECTUAL PROPERTY

     The BioScanIR System detects changes in blood flow distribution in tissues and organs characteristic of a cancer or vascular disease utilizing new patented Quantum Well Infrared Photodetector, or QWIP, sensor technology provided under exclusive license for specific biomedical applications to us by Lockheed Martin Corp. and the California Institute of Technology. NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, developed this technology for the Ballistic Missile Defense Organization for the Strategic Defense Initiative (commonly referred to as the Star Wars program). The sensor is thousands of times more powerful than ones used previously for infrared breast cancer detection. The data collected by this sensor technology are analyzed using proprietary and patented methods and software, which were developed by our scientists and computer programmers.

     We own both the sensor and the method patents for use in the infrared biomedical imaging field either directly or through exclusive, worldwide licenses. These patents are part of a growing portfolio of six issued and four pending U.S. patents and corresponding foreign patents covering more than 25 other developed countries. We also hold registered trademarks on the BioScanIR product name and logo.

     LICENSING AGREEMENTS

     The acquisition and licensing of intellectual property integral to the BioScanIR System is an important element of our business strategy. Through our portfolio of exclusive licensing agreements, we control the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the BioScanIR System is based. Our principal agreements are summarized below.

     CALTECH LICENSE AGREEMENT. In May 1998, based on an option granted in September 1997, we entered into an agreement with NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology. We obtained the exclusive license to exploit infrared radiation detection technology as embodied in certain pending patents and any related U.S. or foreign patents or patent applications relating to QWIP technology. The CalTech technology was originally developed for earth/space science and weapon systems applications, through the efforts of:

     o    The Jet Propulsion Laboratory;

     o    The Center for Space Microelectronics Technology;

     o    The NASA Office of Space Access and Technology; and

     o The Ballistic Missile Defense Organization/Innovative Science and Technology Office.

     Under this agreement, we own an exclusive license for the worldwide use of the CalTech technology for detection of passively-emitted infrared radiation from tissue, organs and organ systems for the generation of temperature related images for commercial and veterinary applications. Under certain circumstances, CalTech may permit other parties to exploit the CalTech technology, for specific applications or markets, if we are not exploiting the specific application or market, and choose not to do so after notification by CalTech that a third party is ready to do so. We must pay CalTech a minimum royalty of $10,000 per year as a condition of the license. The CalTech agreement also provides us with the right to enter into agreements, including sublicenses, to exploit the CalTech technology worldwide, subject to payment of certain royalties.

     LOCKHEED MARTIN LICENSE AGREEMENT. We entered into an exclusive license agreement with Lockheed Martin Corp. in September 1998. Pursuant to this agreement, we were granted an exclusive, worldwide license to exploit all biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. These technologies enhance the sensitivity of the CalTech technology. The EQWIP technology is protected by a patent owned by Lockheed Martin Corp. We have also been licensed the same rights with respect to patent filings on the Lockheed Martin technology in a number of foreign countries. In order to maintain exclusivity, we are subject to a number of milestones we must meet relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. However, we do not believe that the loss of exclusivity under the Lockheed Agreement would have a material adverse affect on our business, financial condition or results from operations. We have agreed to pay Lockheed Martin Corp. a royalty on revenues we derive from utilization of the EQWIP technology.

     ANBAR LICENSE AGREEMENT. In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to certain research funding requirements being met. The Anbar patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes, which occur in the presence of cancerous tumors, as well as the method by which BioScanIR analyzes radiation emitted by tissue surrounding cancerous tumors. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR System installed at a client site.

     AEG INFRAROT-MODULE GMBH. Our primary supplier for BioScanIR camera components is AEG Infrarot-Module GmbH, or AEG, a subsidiary of DaimlerChrysler AG. We entered into a strategic contract with AEG to manufacture and market advanced infrared disease detection systems and services to the healthcare industry for the early detection and management of cancer and other diseases. As part of the agreement, we have provided a non-exclusive technology license to AEG to utilize our proprietary digital infrared QWIP technology. AEG has provided to us the exclusive right to market AEG's QWIP camera for a wide array of cancer and vascular disease detection applications.


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

     POTENTIAL STRATEGIC ALLIANCES

     We have allocated a portion of the net proceeds from our recent private placement to pursue strategic alliances with large pharmaceutical and medical device companies, as well as research foundations and government agencies. Our revenue model assumes we will be able to establish licensing agreements with pharmaceutical and medical device businesses, and these companies are expected to bear a majority of the expenses associated with the sales and marketing of the technology, in exchange for exclusive, or non-exclusive, performance-based royalties.

     PRODUCT OVERVIEW

     HOW THE BIOSCANIR SYSTEM WORKS. During the BioScanIR examination, which takes less than ten minutes, the QWIP camera is positioned in front of the area on the patient to be studied, and records minute changes in infrared radiation that is passively emitted from the patient's body. The BioScanIR System consists of two modules:

     o    Data Acquisition - the QWIP camera and positioning system

     o    Data Processing - proprietary software and hardware

     The camera is a commercially-built, modular, high precision instrument manufactured exclusively for our applications. The manufacturer, a subsidiary of DaimlerChrysler AG, is an international supplier of aerospace components and is ISO 9001 compliant. The data collected by the device are analyzed using our proprietary software and hardware, which process the data according to patented diagnostic principles. The results of this analysis are provided to the patient's doctor for interpretation.

     The BioScanIR System employs a single-use, disposable ScanCard. The ScanCard is a CD-ROM, about the size and shape of a credit card, which contains the encryption key for the analytical software program to be used for the type of application for which the site is licensed. To begin data processing, the ScanCard is inserted into the BioScanIR System. At the conclusion of the individual image scanning session, the ScanCard is locked out, thus preventing its reuse. Through this procedure, we believe we have created the business model for generating potentially significant recurring revenue once a critical mass of BioScanIR System installations has been achieved.

     The BioScanIR provides critical medical information in a comfortable, non-invasive, cost-effective and timely manner. Unlike existing imaging modalities, BioScanIR does not require contrast agents and does not emit potentially damaging radiation. We believe that, in addition to its superior detection capabilities, a strong advantage of the BioScanIR System is its lower cost as compared with competing modalities. The per-use cost of the BioScanIR is as much as one-tenth the cost of some other functional imaging modalitites. An additional benefit is the enhanced patient experience it offers. We believe that the quality of the patient's experience should lead to greater participation in earlier disease screening and, therefore, detection, and a lower dropout rate among patients in clinical drug trials.

     The sensitivity of the product's detector technology, the increased speed of data collection made possible by newly advanced camera technology, patented algorithms that analyze changes in blood flow and the development of fast and inexpensive CPU's, have together achieved a threshold which, for the first time, make the BioScanIR System's diagnostic process possible.

     COMMERCIALIZATION STRATEGY

     COMMERCIAL PILOT PROGRAM. We have already validated the BioScanIR technology in each of our chosen market segments, with the successful completion of clinical studies and the commencement of our commercial pilot program at prestigious medical centers in the United States and Europe. Among our


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

clinical test sites are Harvard's Dana-Farber Cancer Institute (therapeutic monitoring), the Mayo Clinic (surgical applications) and the State University of New York at Stony Brook (breast cancer detection). Our commercial pilot program is currently ongoing at Pasadena's Huntington Memorial Hospital (neurosurgery), the University of Geneva in Switzerland (reconstructive surgery) and the University of Leipzig in Germany (heart surgery), and will be in effect shortly at Heidelburg Cancer Research Center in Germany (cancer therapy) and the University of Milan (heart surgery) and the Bergamo Hospital in Italy (brain surgery). Most recently, one pilot program unit was shipped to a European customer in November 2003 and an additional system is scheduled for shipment to Europe in January 2004. Our pilot program has already produced positive operating results based on feedback from physicians, technicians and patients.

     As part of our commercial rollout strategy, we intend to establish 25 pilot installations in both the United States and Europe, with the goal of further validating the efficacy of the BioScanIR System across a broad array of medical applications. Then, within six months, we expect to convert these installations to revenue-producing, transaction-based models.

     ADDRESSABLE MARKETS AND REVENUE OPPORTUNITIES. We are positioned to leverage our ongoing commercial pilot program and begin the rollout of our BioScanIR System in the United States and Europe. According to Medtech Insight's December 2002 report, The Worldwide Market for Diagnostic Imaging Equipment, one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion diagnostic imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CATs), magnetic resonance imaging (MRIs), position emission tomography (PETs), x-ray and ultra-sound machines. CAT scans use computerized analysis of X-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. The estimated number of annual procedures using these machines are:

             CAT Scans:                                       57.5 million
             MRIs:                                            29.5 million
             PETs (nuclear medicine):                         34.5 million
             X-rays:                                          711 million
             Ultra-sounds:                                    204 million

     According to Medtech Insight's report, the installed U.S. base of larger machines is approximately 15,000 units (8,100 CAT scanners, 6,100 MRI scanners and 380 PET scanners). In view of BioScanIR's attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the BioScanIR is suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following two high-value areas: therapy/drug development and surgery.

     The $4-billion market for therapy/drug development includes cancer research and development, vascular R&D, and cancer and vascular clinical trials. According to the Pharmaceutical Research and Manufacturers Association, there are more than 400 drugs under development for the treatment of cancer in pre-clinical and clinical development. Of these, we estimate that 219 are ideal candidates for development with the imaging assistance of the BioScanIR System. The drug discovery, development and approval process lasts, on average, 74 months, according to a recent report by The Tufts Center for the Study of Drug Development. The average drug costs $802 million to develop and bring to market.


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

Only five in 5,000 compounds that enter pre-clinical testing advance to human clinical testing, and only one of those five is ever approved for sale. We believe any research tool that can reduce the time and costs of drug development is of interest to biopharmaceutical companies. The BioScanIR System is designed to monitor patients in trials, and has product features which give it competitive advantages, particularly with respect to quick and effective tracking of a therapeutic regimen.

     The $7-billion market for surgery includes brain, cardiovascular, vascular, and general surgery, and post-surgical monitoring. We believe any imaging tool that helps improve surgical outcomes, reduces the risk to patients and lowers healthcare costs, should be widely accepted by physicians, researchers, technicians and patients alike.

     After penetrating the therapy/drug development and surgery markets, we will implement the second phase of our business strategy by addressing the $12 billion diagnostics/screening market, which includes breast, cervical, skin and other cancers, and diabetes. The technologies available today to screen and diagnose cancer vary greatly according to the specific form of the disease being considered. X-ray mammography is the most widely-used method of diagnosing breast cancer despite the technology's severe limitations. For skin cancer detection, there are no effective diagnostic means other than surgical biopsy, and for cervical cancer, the inaccuracies of routinely conducted "pap smears" result in tens of thousands of unnecessary cervical biopsies. We believe that the BioScanIR System can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, patient-friendly method of cancer detection in each of these areas.

     With an estimated market size of $12 billion, the diagnostic/screening market represents a significant opportunity for us. We recognize that, despite the substantial potential in this market segment, there are many clinical, regulatory and marketing hurdles to overcome in order to establish the BioScanIR as the standard of care in this fragmented and complex market. Consequently, we plan to partner with large research foundations, healthcare organizations and government agencies for the funding of large clinical trials to establish the BioScanIR as the standard of care in cancer detection and screening.

     We expect that these studies will progress in tandem with the BioScanIR System's success in the therapy/drug development and surgery segments. Success in these areas will provide us with both the medical validity and financial underpinnings to invest more aggressively in self-funded programs and studies that can accelerate the market acceptance of the BioScanIR System as the diagnostic and screening modality of choice in any number of important diseases, such as breast cancer and diabetes. We do not intend to build-out a full-scale internal sales and marketing force. In conjunction with successful clinical trials and publication of positive operating results, our strategy will be to establish marketing partnerships with medical device and pharmaceutical companies with a strong presence in each of the segments of the market.

     REVENUE MODEL. A typical revenue model includes an initial, one-time up-front fee that includes licensing, installation and training, and an additional annual maintenance fee. In the therapy and surgery markets, we will charge a variable transaction fee per patient exam. This model is expected to generate sufficient user fees to recoup the cost of the installation within a year. Other revenue generated by the annual license fees from third parties (pharmaceutical and medical device companies) and other strategic licensees will depend upon the scope and terms of the license. We estimate that the effective lifespan of our system in the field is four to five years. Overall, we estimate that, based on our projected revenues per machine, we will achieve cash flow break-even with 50 to 60 revenue-producing units in the field.

     SALES AND MARKETING. Given the significant overall market size -- there are thousands of prospective installation sites and millions of potential screenings -- we believe there will be significant demand for our BioScanIR System. According to industry data, there are approximately 6,280 hospitals,

9,100 free-standing surgical centers, outpatient clinics and sub-acute care sites and 15,000 skilled nursing homes in the United States, approximately 9,266 hospitals in Japan and approximately 9,310 hospitals in France, Germany, Italy, Spain and the United Kingdom, as well as clinics and offices of obstetricians, gynecologists, oncologists, radiologists and other physicians and surgeons throughout the developed world. Shortly, we intend to expand our sales force to 12 to 15 people and seek to establish 25 installations at prominent medical centers in the United States and Europe. Within the next six months, it is our plan to begin converting all test site units into transaction-based, revenue-producing units. Further, our sales force will work to develop strategic partnerships with pharmaceutical and biotechnology companies in order to place BioScanIR Systems and create significant royalty income streams.

     CLINICAL STUDIES AND EFFICACY. The BioScanIR System has been rigorously tested for a variety of applications at leading institutions including the State University of New York at Buffalo's Millard Fillmore Hospital, the State University of New York at Stony Brook, Harvard's Dana-Farber Cancer Institute and the Mayo Clinic in Rochester, Minnesota. Collaborating with these key thought leaders and their peers has gained us important recognition in the areas of therapeutic monitoring, various surgical applications and breast cancer detection.

     All of our testing was reviewed and evaluated by medical or research experts in the specific fields of use through the peer review process and/or our independent Scientific Advisory Board. The core technology has a successful history of clinical use and has demonstrated superior, cost-effective functionality when compared to competitive systems. Leading physicians have documented the clinical efficacy of the BioScanIR in key publications. A recent study completed by neurosurgeons at the Mayo Clinic and published in the Journal of Neurosurgery described the BioScanIR System as "The Vision of the Future." In addition, at the 2001 and 2002 American Society of Clinical Oncology conventions, we were invited to present the results of the Dana-Farber Cancer Institute's study documenting the advantages and imaging capabilities of the BioScanIR System. In the most recent peer reviewed publication entitled "DYNAMIC INFRARED IMAGE OF NEWLY DIAGNOSED MALIGNANT LYMPHOMA COMPARED WITH GALLIUM-67 AND FLUORINE-18 FLUORODEOXYGLUCOSE (FDG) POSITRON EMISSION TOMOGRAPHY (PET), researchers from Harvard's Dana-Farber Cancer Institute favorably compared the performance of the BioScanIR system with that of PET imaging for applications involving cancer treatment.

     REGULATORY AFFAIRS AND MILESTONES. We believe that we have sufficient regulatory clearance to execute our business plan in the United States and Europe. In December 1999, we received FDA Section 510(k) market clearance which permits marketing of the BioScanIR service as an adjunctive method to detect breast cancer and other diseases affecting the flow of blood in tissue and organs. In August 2003, we received CE mark clearance to market our BioScanIR throughout the European Union. For more information about how governmental regulation affects our business, see "Description of Business - Governmental Regulation" below.

     COMPETITION AND INDUSTRY

     PRODUCT FEATURE COMPARISONS AND COMPETITIVE ADVANTAGES. Compared to established modalities such as CATs, MRIs and PETs, the BioScanIR exhibits much lower up-front capital costs to hospitals, clinics and other healthcare providers and a much lower cost per procedure. The BioScanIR examination is non-invasive and patient-friendly, and the machine is easy for technicians to operate. We believe that without a less expensive, accurate imaging tool like the BioScanIR System, many areas of the world will be limited in their ability to use new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response. We believe that the BioScanIR is a superior imaging product vis-a-vis other modalities that are currently available, on a cost-benefit basis.

     In recent years, a number of companies utilizing different technologies are attempting to exploit the weaknesses of existing diagonistic and screening modalities. In our targeted markets, we believe that our BioScanIR System is technologically superior and is faster, cheaper and less invasive than the emerging technologies employed by these companies.

     GOVERNMENTAL REGULATION

     FDA REGULATION. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA.

     CLASSIFICATION OF MEDICAL DEVICES. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) premarket notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

     Breast cancer screening devices that use infrared detection instrumentation, such as that used in the BioScanIR System, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

     CHANGES IN APPROVED DEVICES. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

     GOOD MANUFACTURING PRACTICES AND REPORTING. The FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking.

     CURRENT REGULATORY STATUS. The FDA found that the BioScanIR System was substantially equivalent to an existing legally marketed device, thus permitting it to be marketed as an adjunct (supplemental) screening/diagnostic device. We received 510(k) clearance in December 1999 and, together with our field test data, are marketing the BioScanIR System as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

     REIMBURSEMENT BY THIRD-PARTY PAYORS. Most purchasers of medical devices, such as physicians, hospitals and imaging centers, rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g., Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the BioScanIR System are likely to affect the use of this device. Use of the BioScanIR System for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

     Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

     Coverage determinations by private and public insurers can proceed slowly, their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged and disabled and single largest third-party payor. However, if Medicare issues a national coverage determination -- whether favorable or unfavorable, narrow or broad -- it can influence private third-party payors and potentially state programs as well.

     MANUFACTURING

     The camera system for BioScanIR is being commercially manufactured by AEG Infrarot-Module GmbH, a subsidiary of DaimlerChrysler AG, one of the leading manufacturers of high-performance infrared systems in the world.

     EMPLOYEES

     As of December 19, 2003, we had a total of 10 full-time employees and 6 additional outside consultants (both full-time and part-time). Together, approximately 6 of these individuals are engaged in technology, research and product development, 5 in sales and marketing, and customer service, and 5 in management and finance. We also rely on the 7 members of our Management Advisory Board for additional sales and marketing, and management and finance, expertise. We have never experienced a work stoppage and believe our employee relations are very good.

DESCRIPTION OF PROPERTY

     Our corporate headquarters are located at 12-8 Technology Drive, East Setauket, New York, in approximately 4,000 square feet of space occupied under a lease with a monthly rental rate of approximately $2,900 that expires in May 2005. We are seeking to lease additional space near our current headquarters to accommodate anticipated growth.

RISK FACTORS

     If any of the following material risks occur, our business, financial condition and results of operations would likely suffer.

     RISKS RELATED TO OUR COMPANY

     WE ARE IN AN EARLY STAGE OF DEVELOPMENT AND HAVE A LIMITED OPERATING HISTORY. We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. Such risks include acceptance by physicians, researchers, technicians and patients in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the year ended December 31, 2002 and the nine-month period ended September 30, 2003, OmniCorder had net losses of $1,511,997 and $1,546,805, respectively. As of September 30, 2003, OmniCorder had an accumulated deficit of $9,490,706. No assurance can be given that we will ever generate significant revenue or have profits.

     WE ARE DEPENDENT ON OUR TECHNOLOGY LICENSE AGREEMENTS WITH THIRD PARTIES. We have entered into license agreements with the California Institute of Technology, Lockheed Martin Corp. and Michael Anbar, Ph.D. to incorporate their proprietary technologies into the BioScanIR System. These license agreements require us to, in some cases, pay minimum royalties and satisfy other conditions. There can be no assurance that sales of products incorporating such technologies will be sufficient to recover the amount of such payments. Failure by us to satisfy our obligations under these agreements may result in modification of the terms or termination of the respective agreement, which would have a material adverse effect on us. We expect that we will be dependent on these licensors for the foreseeable future.

     WE RELY ENTIRELY ON OUTSIDE MANUFACTURERS FOR OUR KEY COMPONENTS. All of the infrared cameras and other key components utilized in the BioScanIR System are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. There can be no assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into such manufacturing contracts, we face the possibility that such contracts will not be extended or replaced. We anticipate that we can obtain in a timely manner alternative sources of supply for substantially all of our components and that the failure to extend or replace existing contracts would not have a material adverse effect on us, although there can be no assurance in this regard.

     WE HAVE NOT FULLY DEVELOPED AN EFFECTIVE SALES FORCE TO MARKET THE BIOSCANIR SYSTEM. We currently have limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market the BioScanIR System. Our ability to generate revenue from the licensing of the BioScanIR System will be dependent upon, among other things, our ability to manage an effective internal direct sales force. We will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with strategic partners. In addition, there can be no assurance that we will be able to market our products or services effectively through an internal direct sales force, independent sales representatives, through arrangements with an outside sales force or through strategic partners.

     WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS, INCLUDING OUR PATENTS, PROPRIETARY TECHNOLOGY AND CONFIDENTIAL INFORMATION. Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. There can be no assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

     EXISTING AND NEWLY-DEVELOPED TECHNOLOGIES MAY COMPETE WITH THE BIOSCANIR SYSTEM. We are not aware of any devices currently on the market which will be capable of competing directly with the BioScanIR System, although several new companies are developing technologies aimed at the same market niche as the BioScanIR System, and there may be others of which we are unaware. Our potential competitors may succeed in developing products that are more effective or less costly (or both) than our products, and such competitors may also prove to be more successful than us in manufacturing, marketing and sales. Some of our potential competitors may be large, well-financed and established companies that have greater resources and, therefore, may be better able than us to compete for a share of the market even in areas in which we may have superior technology.

     We also compete with existing diagnostic alternatives, most notably x-ray mammography, MRI and PET. Significant barriers to our success are posed by these existing alternatives. See "Description of Business -- Competition and Industry."

     PRODUCT LIABILITY CLAIMS MAY CAUSE US TO PAY DAMAGES TO THIRD PARTIES. The nature of our products may expose us to product liability risks. Although we have obtained $2.0 million of product liability insurance coverage, this insurance is becoming increasingly expensive. There can be no assurance that this insurance will provide adequate coverage against product liability claims. In addition, some of our key license agreements require this coverage to be maintained when we sell licensed services. While no product liability claims are pending or threatened against us to date, a successful product liability claim against us in excess of our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

     WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION BY THE FDA AND OTHER AUTHORITIES ON ALL ASPECTS OF OUR BUSINESS, INCLUDING REIMBURSEMENT BY THIRD-PARTY PAYORS. The FDA has established procedures and standards for initial approval to market medical devices and for the manufacture of the devices. We are subject to inspection by the FDA for compliance with these standards. Should the FDA determine, at any time, that we or any of our products are not in compliance with these standards, it may withhold approval and prevent the marketing of our products. Negative determinations by the FDA and other governmental authorities and third-party payors, such as Medicare and private insurers, could have a material adverse effect on our business, financial condition and results of operations. For more information on how we are impacted by governmental regulation, see "Description of Business - Governmental Regulation."

     WE ARE DEPENDENT UPON KEY EXECUTIVES AND PERSONNEL. We believe that our continued success will depend to a significant extent upon the efforts and abilities of our senior management team, including Mark A. Fauci, our President and Chief Executive Officer, and our other executive officers. Although we have entered into a five-year employment agreement with Mr. Fauci expiring in December 2008, the failure by us to retain Mr. Fauci, or other executive officers, or to attract and retain additional qualified personnel, could adversely affect our operations. We do not currently carry key-man life insurance for our benefit on any of our executive officers. See "Management, Board of Directors and Advisory Boards."

     OUR ABILITY TO RAISE ADDITIONAL CAPITAL IS UNCERTAIN AND MAY INHIBIT GROWTH. We do not currently generate sufficient cash to fully fund our operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our production plans cause unexpected large future capital expenditures or changes in our sales and distribution plans cause a significant increase in distribution expenses or decrease in revenues.

     We also contemplate raising funds in the future through public or private financings, or from other sources. There can be no assurance that the necessary additional financing will be available to us or available on acceptable terms. If additional funding is not available to us when needed, we may be required to curtail our product development programs and our business and financial condition could be materially adversely affected.

     RISKS RELATED TO OUR COMMON STOCK

     THERE HAS PREVIOUSLY BEEN NO ACTIVE PUBLIC MARKET FOR OUR COMMON STOCK, AND OUR STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE PRICE AT WHICH THEY PURCHASED THEIR SHARES, OR AT ALL. There has been no active public market for our common stock. An active public market for our common stock may not develop or be sustained. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control. These factors include:

     o    product liability claims or other litigation;

     o the announcement of new products or product enhancements by us or our competitors;

     o developments concerning intellectual property rights and regulatory approvals;

     o    quarterly variations in our competitors' results of operations;

     o changes in earnings estimates or recommendations by securities analysts;

     o    developments in our industry; and

     o and general market conditions and other factors, including factors unrelated to our own operating performance.

     The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of healthcare information services and medical device companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility may be worse if the trading volume of our common stock is low.

     Additional risks may exist since we became public through a "reverse acquisition." Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of us in the future.

     THERE ARE SIGNIFICANT COSTS ASSOCIATED WITH BEING A PUBLIC COMPANY, AND THOSE COSTS MAY BE MATERIAL TO OUR ABILITY TO BE PROFITABLE. As a result of the reverse acquisition, we became a publicly-traded company and, accordingly, are subject to the information and reporting requirements of the U.S. securities laws. The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would be if it remained privately-held and did not enter into the reverse acquisition. In addition, we will incur substantial expenses in connection with the preparation of the registration statement and related documents with respect to the registration of the shares issued in the reverse acquisition and private placement.

     OUR COMMON STOCK MAY BE CONSIDERED "A PENNY STOCK" AND MAY BE DIFFICULT TO SELL. The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock has been less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the OTC Bulletin Board, stockholders may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price. While we plan to apply for approval for the listing of our common stock on the American Stock Exchange, we cannot be certain that we will receive such approval.

     A SIGNIFICANT NUMBER OF OUR SHARES ARE ELIGIBLE FOR SALE, AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF OUR STOCK. Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. As additional shares of our common stock become gradually available for resale in the public market pursuant to the registration of those shares, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of our common stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for our common stock. The shares of common stock issued in the reverse acquisition and private placement are not subject to so-called "lock-up" agreements, which would restrict open market sales. In general, a person who has held restricted shares for a period of one year may, upon the filing with the SEC of a notification on Form 144, sell into the market common stock in an amount equal to the greater of 1% of the outstanding shares or the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

     OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER STOCKHOLDERS. Our officers, directors and principal stockholders will control approximately 44% of our outstanding shares. If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

     WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, AND THE LACK OF DIVIDENDS MAY HAVE A NEGATIVE EFFECT ON THE STOCK PRICE. We currently intend to retain our future earnings to support operations and to finance expansion and therefore do not anticipate paying any cash dividends on our common stock in the foreseeable future.

     WE ARE SUBJECT TO CRITICAL ACCOUNTING POLICIES, AND WE MAY INTERPRET OR IMPLEMENT REQUIRED POLICIES INCORRECTLY. We follow generally accepted accounting principles for the United States in preparing our financial statements. As part of this work, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time. However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

     CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

     This Report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those described in this Report under the heading "Risk Factors."

     All statements, other than statements of historical facts, included in this Report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "plan" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. We do not undertake any obligation to update any forward-looking statements or other information contained herein. Stockholders should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, we cannot assure stockholders that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors" and elsewhere in this Report. These risk factors qualify all forward-looking statements attributable to us or persons acting on our behalf.

     Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. We have not reviewed or included data from all sources, and we cannot assure stockholders of the accuracy or completeness of the data included in this Report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See "Risk Factors" for a more detailed discussion of uncertainties and risks that may have an impact on our future results.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding our executive officers, the members of our board of directors, and director nominees, whose appointment to our board of directors is subject to our compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. Except for Ms. Harayda and Mr. Levy, each of the officers and directors listed below started with Promos at the closing of the reverse acquisition transactions on December 19, 2003. The directors listed below will serve until the next annual meeting of the Promos stockholders, except for Ms. Harayda and Mr. Levy who will resign as discussed in their respective biographies below.

NAME                          AGE     POSITION
----                          ---     --------
Mark A. Fauci                 44       President, Chief Executive Officer and Director
Marek Pawlowski, Ph.D.        54       Vice President, Product Development
Steven W. Albanese            42       Controller
Jed Schutz                    44       Director

NAME                          AGE     POSITION
----                          ---     --------
George Benedict               66       Director Nominee
Joseph T. Casey               72       Director Nominee
Gordon A. Lenz                67       Director Nominee
Hon. Joseph F. Lisa           66       Director Nominee
Anthony A. Lombardo           56       Director Nominee
Robert W. Loy                 66       Director Nominee
Richard Vietor                60       Director Nominee
Judith F. Harayda             55       Director
Stephan R. Levy               64       Director

     The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and officers are as follows:

     MARK A. FAUCI - PRESIDENT AND CHIEF EXECUTIVE OFFICER. Mr. Fauci is OmniCorder's founder and, since its incorporation in 1997, has served as its President and Chief Executive Officer, and as a director. He became Promos' President and Chief Executive Officer and a member of its board of directors on December 19, 2003. Mr. Fauci was responsible for acquiring and transferring QWIP technology from NASA to the commercial sector and, as a result, was recognized in 2001 by the Space Technology Hall of Fame as "an innovator who succeeded in taking products from space that benefit Earth." He is internationally recognized as a leading authority in the field of biomedical applications of infrared technology and has been an invited speaker at universities, medical centers and scientific conferences on this topic throughout the United States and Europe. Mr. Fauci has been directly in charge of the research and development effort at OmniCorder and is responsible for several of the technical innovations and issued and pending patents OmniCorder now owns. As part of these responsibilities, Mr. Fauci is currently leading a national project to develop the next generation medical infrared sensor technology. This effort is funded by the U.S. Department of Defense's Missile Defense Agency and is in collaboration with expert teams at NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Center. Mr. Fauci has been included as co-author or contributor on several published papers on the subject of infrared medical imaging, has been internationally featured in numerous magazines and newspapers and is frequently featured in radio and television interviews in the United States and abroad.

     Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters-owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories. In an earlier position at Reuters, in which he served as Director of Technical Strategic Planning for Network Operations, he was responsible for network architecture design and development decisions. As a recognized expert in the field, he conducted Continuing Medical Education accredited lectures at a variety of leading medical centers on the subject of computer network applications in medicine.

     Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci holds a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

     MAREK PAWLOWSKI, PH.D. - VICE PRESIDENT, PRODUCT DEVELOPMENT. Dr. Pawlowski has worked with OmniCorder since November 2002. He became Promos' Vice President, Product Development, on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or R&D positions at Medical Systems Corp., Greenvale, New York; Neuromedical Systems, Inc., Suffern, New York; Veeco Instruments, Inc., Ronkonkoma, New York; RTS Wireless/Aether Systems, Inc., Woodbury, New York; and Viatronix, Inc., Stony Brook, New York. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in the United States in statistics, linear algebra, digital filters and signal processing.

     STEVEN W. ALBANESE, CPA - CONTROLLER. Mr. Albanese has acted as OmniCorder's Controller since March 2003, and he also served as President of the accounting firm of Albanese & Company, CPAs, PC, since 1992. He became Promos' Controller on December 19, 2003. From October 1987 to January 1992, he was Vice President and Chief Financial Officer of National Investor Data Services Inc., a computer software development company, Manager at Arthur Andersen & Company and Auditor at NatWest Bank, USA. Mr. Albanese graduated from Long Island University, C.W. Post Campus, with a B.S. degree from its School of Professional Accountancy. Mr. Albanese is a Certified Public Accountant in the State of New York, and holds New York State insurance licenses in life, health and disability insurance and various NASD licenses.

     JED SCHUTZ - DIRECTOR. Mr. Schutz has been a director of OmniCorder since 2002. He became a member of the board of directors of Promos on December 19, 2003. Mr. Schutz is a private investor and advisor to several emerging technology companies. As a real estate developer for over 20 years, his company, Windemere Development, has developed more than 700 residential properties in the past eight years. He is the Chairman of the Board of Campusfood.com, Inc., the nation's leading company in the online food ordering business. He also currently serves as a director of Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

     GEORGE BENEDICT - PROPOSED DIRECTOR. Mr. Benedict will become a member of the board of directors of Promos upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. Mr. Benedict is most noted for founding Seafield Center, Inc., an alcohol and chemical dependency rehabilitation center on Long Island, New York. Mr. Benedict is also the President of NY Diagnostic, which is a Department of Health-approved medical outpatient clinic with five locations in the New York metropolitan and Long Island area. In addition, Mr. Benedict is President of Seafield Services, which operates eight outpatient facilities, and he is President of Seafield Resources, a not-for-profit organization which operates nine halfway houses. Mr. Benedict is regarded as a leading authority in the field of alcohol and chemical dependency rehabilitation.

     JOSEPH T. CASEY - PROPOSED DIRECTOR. Mr. Casey will become a member of the board of directors of Promos upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. Mr. Casey is the retired Vice Chairman and Chief Financial Officer of Litton Industries, Inc., a $3.6 billion aerospace and defense company. Mr. Casey served as Vice Chairman and Chief Financial Officer of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from 1994 until his retirement in 1996. He is a director of Pressure Systems, Inc., and a director and member of the Audit and Compliance Committee of UNOVA, Inc. Mr. Casey is a member of the Board of Trustees of Claremont McKenna College and of the Don Bosco Technical Institute. He is also a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation. Mr. Casey received a B.S. degree from Fordham University and is a Certified Public Accountant in New York and New Jersey.

     GORDON A. LENZ - PROPOSED DIRECTOR. Mr. Lenz will become a member of the board of directors of Promos upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. Mr. Lenz has been Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., a provider of group health insurance to more than 150,000 small business owners, employees and dependents, since 1993. Mr. Lenz is also the Chairman and Chief Executive Officer of Cue Brokerage Corporation, a property casualty agency. Mr. Lenz has written extensively on health care issues for a variety of publications.

     HON. JOSEPH F. LISA, JUSTICE (RET.) - PROPOSED DIRECTOR. Judge Lisa will become a member of the board of directors of Promos upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. Judge Lisa is currently in private law practice and serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. He was elected Justice of the New York Supreme Court in 1994 and served until 2001. He is a permanent member of the Scientific Committee of the San Marino Scientific Conference in the Republic of San Marino. Judge Lisa served in the United States Marine Corps Reserve and received an Honorable Discharge. Judge Lisa received a B.B.A. degree from St. John's University, a J.D. degree from St. John's School of Law and an LL.M. degree from Brooklyn Law School.

     ANTHONY A. LOMBARDO - PROPOSED DIRECTOR. Mr. Lombardo will become a member of the board of directors of Promos upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. Mr. Lombardo is an executive with more than 30 years of experience in the medical device industry and other related industries. Since 2000, he has been the President and Chief Executive Officer of E-Z-EM Inc., a market leader focused on the contrast market for gastrointestinal imaging. From 1998 to 1999, he was the President of ALI Imaging Systems Inc., a full-service provider of radiology information and image management systems. Prior to that, he was the General Manager of the Integrated Imaging Solutions division of General Electric Medical Systems and also headed divisions of Loral/Lockheed Martin Corp., Sony Corporation and Philips Medical Systems. Mr. Lombardo received a B.S. degree in Biology from St. Francis College and an M.S. degree in Physiology from Duquesne University.

     ROBERT W. LOY - PROPOSED DIRECTOR. Mr. Loy will become a member of the board of directors of Promos upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. Mr. Loy has been a pharmaceutical business development consultant and has more than 30 years of experience in the pharmaceutical industry. In 1992, Mr. Loy joined Roberts Pharmaceutical Corp., which was later acquired by Shire Pharmaceuticals Group plc, as its Chief Operating Officer, and in 1996 became Roberts' Executive Vice President of Operations and Business Development, where he served through 1999. Mr. Loy holds a B.S. degree from Old Dominion University.

     RICHARD VIETOR - PROPOSED DIRECTOR. Mr. Vietor will become a member of the board of directors of Promos upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act. For more than the past five years, Mr. Vietor has been an industry consultant, specializing in providing advice on corporate strategy, financing and communications to pharmaceutical and medical device companies. In April 2003, Mr. Vietor joined WebMD as a Vice President. Previously, he was a Managing Director of Merrill Lynch's Healthcare Investment Banking Division. Mr. Vietor was also the Senior Analyst and Global Research Coordinator for Merrill Lynch's worldwide research coverage of the pharmaceutical industry. Mr. Vietor was named to the prestigious Institutional Investor's Analyst Poll for 12 consecutive years. As a Certified Financial Analyst for more than 30 years, Mr. Vietor has been involved in analyzing all sectors of the healthcare industry. Currently, Mr. Vietor is a Director of InfaCare Corporation, a manufacturer and distributor of home medical equipment products, and is on the Board of Advisers of Precision Medical, Inc., a manufacturer of respiratory products, and Taro Pharmaceuticals, a maker of generic and proprietary drugs and OTC products. He is a graduate of Yale University and received an M.B.A. degree from Columbia University's Graduate School of Business.

     JUDITH F. HARAYDA - DIRECTOR. Ms. Harayda is a director and the former President of Promos. Ms. Harayda has been with Promos since its inception in 1992. She has also previously been President of United Venture Capital Fund, Inc. and the Treasurer of New World Publishing, Inc., both of which were public companies at the time. Ms. Harayda received a Bachelors Degree in Education from Edinboro University. Ms. Harayda has agreed to resign as a director in connection with the appointment of the seven proposed directors to Promos' board of directors.

     STEPHAN R. LEVY - DIRECTOR. Mr. Levy is a director and the former Secretary and Treasurer of Promos. Mr. Levy has been with Promos since its inception in 1992. He has been retired since August 1990. Prior to that time, he was an officer and director of Tofruzen, Inc., a public company which manufactured and marketed a non-dairy frozen dessert, novelty food products and promotional items. He also previously served as Secretary-Treasurer of two public companies, Central Oil Corp. and United Venture Capital Fund, Inc. He attended the University of Texas and graduated in 1961 from the University of Colorado with a B.S. degree in Business and was appointed by the Governor of Colorado as a member of the Colorado Municipal Board Supervisory Board. Mr. Levy has agreed to resign as a director in connection with the appointment of the seven proposed directors to Promos' board of directors.

     SCIENTIFIC ADVISORY BOARD

     We have assembled a Scientific Advisory Board of influential physicians and researchers. The following individuals constitute the Scientific Advisory Board:

     NAME                                SCIENTIFIC AFFILIATION
     ----                                ----------------------

     George D. Demetri, M.D.             Director, Center for Sarcoma and Bone Oncology,
                                         Dana Farber Cancer Institute

     Milos J. Janicek, M.D., Ph.D.       Assistant Professor of Radiology, Brigham
                                         and Women's Hospital

     Terry Button, Ph.D.                 Associate Professor of Biomedical Engineering,
                                         Stony Brook University

     GEORGE D. DEMETRI, M.D. Dr. Demetri is the director of the Center for Sarcoma and Bone Oncology, Department of Adult Oncology at the Dana-Farber Cancer Institute. Dr. Demetri received an undergraduate degree in Biochemistry at Harvard, then attended medical school at Stanford University, followed by a residency and chief residency in internal medicine at the University of Washington, Seattle. Since 1986, he has been at the Dana Farber Cancer Institute and Harvard Medical School, where he is the Medical Director of the Center for Sarcoma and Bone Oncology. Dr. Demetri has served in the past on the Editorial Board of the Journal of Clinical Oncology. His research interests include translational clinical projects on differentiation therapy for sarcoma and the development and appropriate utilization of hematopoietic cytokines.

     MILOS J. JANICEK, MD, PH.D. Dr. Janicek is an assistant professor of radiology at Brigham and Women's Hospital, Department of Radiology. His clinical and research interests include clinical imaging in oncology, nuclear medicine and diagnostic radiology. Dr. Janicek holds a M.D. degree from Palacky

University, Czech Republic and a Ph.D. degree from Purkinje University,
Brno. He is board certified in nuclear medicine and radiology. He completed his fellowship in oncodiagnostic radiology and his residency in diagnostic radiology at Brigham and Women's Hospital. Dr. Janicek is a principal investigator in a clinical research project which we have sponsored testing the BioScanIR System as an auxiliary imaging modality in the assessment of patients with cancer.

     TERRY BUTTON, PH.D. Dr. Button is an Associate Professor of Biomedical Engineering at Stony Brook University. Dr. Button's field of interest is the use of imaging modalities to direct and monitor therapeutic processes. This ranges from using CAT or MRI to evaluate the clinical efficacy of experimental therapy in model systems to the use of MRI to directly and dynamically evaluate the effects of cryotherapy, heat ablation and hypothermia. In addition, as a medical physicist, he is actively involved in radiological equipment performance analysis, design requirements and health physics implications. Dr. Button received a Ph.D. from the State University of New York at Buffalo.

     MANAGEMENT ADVISORY BOARD

     We have assembled a group of experienced business professionals that functions as an extension of our management on issues of business development, corporate strategy and financial management. We are considering expanding our management team to include one or more of these individuals. The following individuals constitute the Management Advisory Board:

     NAME                                    AREA OF BUSINESS EXPERTISE
     ----                                    --------------------------
     Detlev Baurs-Krey                       International Business Development

     Sharon M. Dauk                          Financing and Business Strategy

     Denise Fantuzzi                         Marketing

     Anne Marie Fields                       Corporate Communications and Business Strategy

     Peter Lloyd                             International Sales and Marketing

     Richard Patterson                       West Coast Business Development

     William J. Wagner                       Financing and Business Strategy

     DETLEV BAURS-KREY. Professor Baurs-Krey is the President and CEO of Euro-American Consulting, Ltd. and brings extensive experience in the global healthcare area, including medical devices, pharmaceuticals and biotechnology. Professor Baurs-Krey served as President and CEO of Viral Testing Systems Corp., a diagnostic testing company, from 1988 to 1998. Professor Baurs-Krey is Founder and Vice Chairman of the International Conference on Highlights in Virology, Immunology and Oncology. He is a member of and has served as Chairman of the European Advisory Committee of the New York State Biotechnology Association and Vice Chairman of the International Conference on Chronic Viral Diseases Associated with Immunodeficiency, Cancer and Neurological Disorders in the Republic of San Marino. He has also served as a permanent member of the Health Committee at the Vatican since 1995. Previously, Professor Baurs-Krey served as a manager with Pfizer International and Pfizer, Inc. Professor Baurs-Krey received a B.A. in Economics from the Universities of Bonn, Muenster and Mainz, Germany, and a degree in law from the University of Mainz.

     SHARON M. DAUK. Ms. Dauk is a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm founded in 1994 and focused primarily on early-stage companies. Prior to that,

Ms. Dauk worked for both Morgan Stanley and Smith Barney in their Corporate Finance Departments specializing in mergers and acquisitions and real estate development. Ms. Dauk received an M.B.A. degree from Cornell's Johnson Graduate School of Management and a B.S. degree from the University of Southern California.

     DENISE FANTUZZI. Ms. Fantuzzi brings an expertise in refining business strategies, identifying customers and market planning. Ms. Fantuzzi's healthcare experience spans more than 20 years. She began her healthcare career with GeoMedica Networks, Inc., in the position of Senior Vice President, Physician's Sales and Distribution. Following the acquisition of GeoMedica by Reuters, she became Senior Vice President of Sales and Marketing of the GeoMedica unit of Reuters. She then went on to play key roles at healthcare start-ups, and is currently Vice President of Business Development at A.D.A.M.

     ANNE MARIE FIELDS. Ms. Fields is the principal of Fields Communications Consulting. She brings over 15 years of experience in corporate communications and investor relations. Ms. Fields has held senior level positions at Lippert/Heilshorn & Associates, an investor relations agency, and was Vice President, Corporate Communications for Biomatrix, Inc., a biotechnology company. Most recently, she has been a consultant for life science and medical technology companies. She received a B.S. degree in Business Communications from the State University of New York at Oneonta.

     PETER LLOYD. Mr. Lloyd brings nearly 30 years of international medical device industry experience. Most recently, he was responsible for international sales and marketing for Confluent Surgical, Inc., a venture capital funded company, based in Boston. Prior to that, he was International General Manager for IntraTherapeutics, Inc., another venture funded start-up. Mr. Lloyd had a 22-year career at Johnson & Johnson's Ethicon unit, holding various positions including European Business Director. Mr. Lloyd received a degree in law from Universita La Sapienza in Rome.

     RICHARD PATTERSON. Mr. Patterson has served as Vice President and General Counsel for the Braille Institute since 1996, and for the nine years prior to that was a partner with the Los Angeles law firm of Poindexter & Doutre, where he specialized in commercial litigation and general business transactions. Mr. Patterson has also served as a business advisor and consultant to a privately-held technology company for the past five years. He received a B.A. degree from Duke University and a J.D. degree from Southern Methodist University.

     WILLIAM J. WAGNER. Mr. Wagner is a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm founded in 1994 and focused primarily on early-stage companies. Prior to that, Mr. Wagner was Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

     BOARD COMPOSITION AND COMMITTEES

     The board of directors is currently composed of four members, Judith F. Harayda, Stephan R. Levy, Mark A. Fauci and Jed Schutz. Upon compliance with
Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, the number of members on the board of directors will be increased from four to nine members with the following new members: George Benedict, Joseph T. Casey, Gordon A. Lenz, Hon. Joseph F. Lisa, Anthony A. Lombardo, Robert W. Loy and Richard Vietor. Ms. Harayda and Mr. Levy will resign in connection with the appointment of these seven directors. All Board action shall require the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

     During the fiscal year ended December 31, 2002, Promos' board of directors met or acted by unanimous written consent on four occasions and both directors participated.

     COMMITTEES OF THE BOARD

     AUDIT COMMITTEE. We intend to establish an audit committee of the board of directors, which will initially consist of three independent directors. The audit committee's duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

     COMPENSATION COMMITTEE. We intend to establish a compensation committee of the board of directors. The compensation committee reviews and approves Promos' salary and benefits policies, including compensation of executive officers. The compensation committee will also administer the 1998 Stock Option Plan of OmniCorder, as assumed and adopted by us, and recommend and approve grants of stock options under that plan.

     The board of directors does not have and does not intend to establish a Nominating Committee, and such functions are to be performed by the full board of directors.

     DIRECTOR COMPENSATION

     Each member of our board of directors (excluding Mr. Fauci) will receive an annual stock option grant, plus additional stock options for each board meeting and each meeting of a committee of which such director is a member attended in person. All stock options will be exercisable at the then prevailing market price on the date of grant. We have not determined the exact number of options to be granted in accordance with this plan. No other fees will be paid to members of our board. Before December 19, 2003, our directors were not compensated for their services as directors.

     INDEBTEDNESS OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     No executive officer, present director, proposed director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

     FAMILY RELATIONSHIPS

     There are no family relationships among our directors and executive officers.

     LEGAL PROCEEDINGS

     As of the date of this Report, there are no material proceedings to which any of our directors, director nominees, executive officers, affiliates or stockholders is a party adverse to our company.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by Promos' and OmniCorder's chief executive officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

     Summary Compensation Table

                                                        Annual                    Long-term
                                                     Compensation                Compensation
                                                    -----------------------------------------------
                                                                            Awards       Payouts
                                                                         --------------------------
                                                                          Securities
                                                                          Underlying     LTIP          All Other
                                           Fiscal    Salary     Bonus      Options/    Payouts        Compensation
Name and Principal Position                 Year       ($)       ($)       SARs (#)      ($)              ($)
------------------------------------------------------------------------------------------------------------------
Judith F. Harayda (1)                       2003      2,000      --          --           --              --
Former President                            2002     20,000      --          --           --              --
                                            2001     22,000      --          --           --              --

Mark A. Fauci                               2003    180,000      --          --           --              --
President and Chief Executive               2002    180,000      --          --           --              --
Officer                                     2001    180,000      --          --           --              --

Marek Pawlowski, Ph.D.                      2003     85,000      --          --           --              --
Vice President, Product                     2002     85,000      --       42,500          --              --
Development                                 2001        --       --          --           --              --

------------------------------------------------------------------------------------------------------------------

(1) Ms. Harayda joined us in 1992 and resigned as an officer on December 19, 2003. We also paid an auto lease for Ms. Harayda of $4,620 in 2003, $6,161 in 2002 and $5,168 in 2001, respectively. Ms. Harayda's health insurance was also paid by us in 2003, 2002 and 2001.

     OPTIONS/SAR GRANTS AND FISCAL YEAR END OPTION EXERCISES AND VALUES

     Before the assumption of OmniCorder's 1998 Stock Option Plan on December 19, 2003, we did not have a stock option plan or other similar plan for officers, directors and employees, and no stock options or SAR grants were granted or were outstanding at any time.

     EMPLOYMENT AGREEMENT WITH MARK A. FAUCI

     At the closing of the reverse acquisition, we entered into a five-year employment agreement with Mark A. Fauci to serve as our President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Fauci will devote all of his business time and efforts to our business and will report directly to its board of directors. As long as Mr. Fauci serves as our President and/or Chief Executive Officer, we have agreed to nominate him for election to our board of directors.

     The employment agreement provides that Mr. Fauci will receive a fixed salary at an annual rate of $180,000, with annual "cost-of-living" increases of not less than 5% from the previous year. Mr. Fauci will also be entitled to receive an annual performance bonus in the sole discretion of our board or directors or compensation committee. We have also agreed to issue to Mr.
Fauci options to purchase 250,000 shares of our common stock at an exercise price of $1.375 per share, and pay him deferred salary of approximately $620,000, when funds are reasonably available.

     The employment agreement permits us to terminate Mr. Fauci's employment upon his death or disability (defined as 90 consecutive days of incapacity during any 365-consecutive day period), or upon his conviction of a felony crime, acts of dishonesty or moral turpitude constituting fraud or embezzlement or upon his material breach of his obligations to us. In the event we terminate Mr. Fauci's employment without cause or he leaves us for good reason, he will be entitled to compensation from us for the greater of two years or the balance of the remaining term of his employment agreement.

     The employment agreement also contains covenants (a) restricting Mr. Fauci from engaging in any activities which are competitive with our business during the term of his employment agreement and for one year thereafter, (b) prohibiting him from disclosure of confidential information regarding our company at any time, and (c) confirming that all intellectual property developed by him and relating to our business is our sole and exclusive property.

     STOCK OPTION PLAN

     In connection with the reverse acquisition, our board of directors adopted and assumed the 1998 Stock Option Plan of OmniCorder, which was previously adopted by OmniCorder's board of directors in April 1998. The following is a summary of the material terms of that Stock Option Plan.

     The purpose of our Stock Option Plan is to enable Promos to attract, retain and motivate key employees, directors and, on occasion, consultants, by providing them with stock options. Stock options granted under the Stock Option Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options. Promos has reserved 4,435,500 shares of common stock for issuance under the Stock Option Plan. As of December 19, 2003, stock options to purchase an aggregate of 1,217,860 shares of common stock have been granted to nine employees and 27 non-employee directors, members of the Management Advisory Board, the Scientific Advisory Board and consultants under the Stock Option Plan, at exercise prices ranging from $1.13 to $5.00 per share.

     The Stock Option Plan will be administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the Stock Option Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the Stock Option Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the Stock Option Plan may not exceed ten years, or five years in the case of 10% owners. The specific terms of each stock option grant must be approved by the compensation committee or the board of directors and are reflected in a written stock option agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 19, 2003, prior to the closing of the reverse acquisition, OmniCorder purchased 7,764,700 outstanding shares of our common stock from Judith F. Harayda, one of our directors, for $180,000. On December 20, 2003, following the closing of the reverse acquisition, we sold to Ms. Harayda the previous promotional products business of Promos for its approximate book value, and received indemnities from her with respect to those historical operations.
We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

LEGAL PROCEEDINGS

     Neither Promos nor OmniCorder is currently a party to any pending or threatened litigation.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On December 29, 2003, we filed a Current Report on Form 8-K reporting the resignation on December 19, 2003 of Janet Loss, C.P.A., P.C. as our independent auditor, and the approval by our board of directors on December 19, 2003 of Marcum & Kliegman LLP as our new independent auditors.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Concurrently with the closing of the reverse acquisition, we completed a private placement of 5,686,027 shares of our common stock at a price of $1.375 per share. We received gross proceeds from the private placement of $7,820,405. We also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of our common stock at an exercise price of $1.50 per share for a three-year period.

     The private placement was made solely to "accredited investors," as that term is defined in Regulation D under the Securities Act of 1933. The shares of our common stock were not registered under the Securities Act of 1933, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

     We retained National Securities Corporation to coordinate the private placement as our exclusive capital finder. We compensated National Securities for introductions to investors in the amount of approximately $281,000 and 531,913 shares of our common stock.

     The transfer agent for our common stock is Corporate Stock Transfer, Inc., Denver Colorado.

     Below is a summary of our planned use of net proceeds of the private placement:

                                                                    PROCEEDS
                                                                    --------
          Net Proceeds Available for Operations                   $6,700,000
                                                                  ----------
               Purchase production components                      1,100,000
               Research and product development                    1,150,000
               Management and infrastructure                       1,850,000
               Sales and marketing                                 1,850,000
                                                                  ----------
          Available for Working Capital                           $1,070,405

     We believe that the net proceeds from the private placement available for our working capital will be sufficient to sustain our operating expenses for approximately 18 months from completion of the private placement. We may need to seek additional sources of financing, including equipment financing and debt and equity financing, within the next 12 to 18 months, depending on the availability of cash flow at that time. Any additional equity financing will result in dilution to the percentage ownership of our stockholders. There is no assurance that we will be able to obtain additional financing when it is needed, or that such financing, if available, will be obtained on terms favorable to us and our stockholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED. In accordance with Item 7(a), attached hereto are the audited financial statements of OmniCorder for the years ended December 31, 2002 and 2001, and the unaudited financial statements of OmniCorder for the nine months ended September 30, 2003.

     (b) PRO FORMA FINANCIAL INFORMATION. In accordance with Item 7(b), the pro forma financial information shall be provided not later than March 3, 2004.

     (c) EXHIBITS.

     The exhibits listed in the following Index to Exhibits are filed as part of this Current Report.


    EXHIBIT NO.                      DESCRIPTION
    -----------                      -----------
       2.1      Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc.
                and OmniCorder Technologies, Inc.

       10.1     OmniCorder Technologies, Inc. 1998 Stock Option Plan.

       10.2     Employment Agreement, dated as of December 19, 2003, between Mark A. Fauci and
                OmniCorder Technologies, Inc., as assigned to Promos, Inc.

       10.3     Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc.,
                Judith F. Harayda and Stephan R. Levy.

       10.4     Form of Private Placement Subscription Agreement.

       10.5     Registration Rights Letter of Promos, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: January 5, 2004                PROMOS, INC.


                                     By: /s/ Mark A. Fauci
                                        ----------------------------------------
                                         Mark A. Fauci
                                         President and Chief Executive Officer

                                INDEX TO EXHIBITS

    EXHIBIT NO.                  DESCRIPTION
    -----------                  -----------
        2.1     Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc.
                and OmniCorder Technologies, Inc.

        10.1    OmniCorder Technologies, Inc. 1998 Stock Option Plan.

        10.2    Employment Agreement, dated as of December 19, 2003, between Mark A. Fauci and
                OmniCorder Technologies, Inc., as assigned to Promos, Inc.

        10.3    Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc.,
                Judith F. Harayda and Stephan R. Levy.

        10.4    Form of Private Placement Subscription Agreement.

        10.5    Registration Rights Letter of Promos, Inc.


                          OMNICORDER TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS

For the Years Ended December 31, 2002 and 2001, the Period from February 7, 1997 (Inception) to December 31, 2002, the Nine Months Ended September 30, 2003 and 2002 (Unaudited) and the Period from February 7, 1997 (Inception) to September 30, 2003 (Unaudited)


                                                                  OMNICORDER TECHNOLOGIES, INC.
                                                                (A Development Stage Enterprise)


                                                                                        CONTENTS
------------------------------------------------------------------------------------------------



                                                                                            Page
                                                                                            ----


INDEPENDENT AUDITORS' REPORT                                                                  1


FINANCIAL STATEMENTS

  Balance Sheets - At December 31, 2002 and September 30, 2003 (Unaudited)                  2-3

  Statements of Operations - For the Years Ended December 31, 2002 and 2001,
    the Period from February 7, 1997 (Inception) to December 31, 2002, the
    Nine Months Ended September 30, 2003 and 2002 (Unaudited) and the Period
    from February 7, 1997 (Inception) to September 30, 2003 (Unaudited)                       4

  Statements of Stockholders' Deficiency - For the Period from February 7, 1997
    (Inception) Through September 30, 2003                                                  5-6

  Statements of Cash Flows - For the Years Ended December 31, 2002 and 2001,
    the Period from February 7, 1997 (Inception) to December 31, 2002, the
    Nine Months Ended September 30, 2003 and 2002 (Unaudited) and the Period
    from February 7, 1997 (Inception) to September 30, 2003 (Unaudited)                       7


NOTES TO FINANCIAL STATEMENTS                                                              8-25

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
OmniCorder Technologies, Inc.


We have audited the accompanying balance sheet of OmniCorder Technologies, Inc. (the "Company") (a development stage enterprise) as of December 31, 2002 and the related statements of operations, stockholders' deficiency, and cash flows for the years ended December 31, 2002 and 2001, and for the period from February 7, 1997 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OmniCorder Technologies, Inc. (a development stage enterprise) as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, and for the period from February 7, 1997 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has incurred net losses of $7,943,901 since inception. Additionally, at December 31, 2002 the Company has a working capital deficiency of $1,416,390 and a total stockholders' deficiency of $1,048,708. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


October 23, 2003
New York, New York

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS

            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 1 - Organization and Business

    OmniCorder Technologies, Inc. (the "Company") was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases, including cancer and vascular disease through its lead product, the BioScanIR System. In December 1999, the Company received FDA
    Section 510(k) market clearance, which permits marketing of the BioScanIR System service, an adjunctive method to detect breast cancer and other diseases affecting the flow of blood in tissue and organs, throughout the United States. In August 2003, the Company received CE mark clearance to market its BioScanIR System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to provider networks to use its breast cancer screening technology and diagnosis of other vascular disease throughout the United States, Europe and Asia. However, there is no assurance that the Company will be able to generate any revenues.


NOTE 2 - Summary of Significant Accounting Policies

    Basis of Presentation The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been the research and development of its technology, negotiating strategic alliances and other agreements, and raising capital. The Company has not commenced its principal operations, nor has it generated any revenues from its operations.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a deficit accumulated during the development stage of $7,943,901 and $9,490,706 at December 31, 2002 and September 30, 2003 (unaudited), respectively. Such accumulated losses have resulted principally from costs incurred in research and development, general and administrative expenses and costs associated with fund raising. Additionally, the Company had a working capital deficiency of $1,416,390 and $1,654,154 and a total stockholders' deficiency of $1,048,708 and $1,346,234 at December 31, 2002 and September 30, 2003
    (unaudited), respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

    Basis of Presentation, continued Management's plans with respect to these matters include restructuring past due accounts payable and accrued expenses through the issuance of common stock and arrangement of payment plans with a principal vendor of the Company, as well as continuing to defer certain officers' compensation. Management expects to incur additional losses for the foreseeable future and recognizes the need to raise capital through future issuance of stock and/or debentures in order to develop and roll-out a viable business. The Company has funded its operations since inception through the use of cash obtained principally from third party financing from the issuance of equity. The Company's success depends upon many factors including its ability to obtain additional financing and its ability to roll-out its product, BioScanIR System. The Company is currently pursuing additional financing necessary to complete the development of the BioScanIR System and roll-out the BioScanIR System to market through a private offering of up to $15,000,000 (Note 13).

    Use of Estimates
    The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Cash and Cash Equivalents
    For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

    Concentration of Credit Risk
    The Company maintains cash and cash equivalents with major financial institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2002 the uninsured cash bank balance was approximately $48,000.

    Property and Equipment
    Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

    Software Development Costs
    Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

    Research and Development
    Research and development costs have been charged to operations as incurred.

    Patents
    Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

    Income Taxes
    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

    Foreign Currency Transactions
    The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR Sytem, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company incurred an unrealized loss (gain) of $17,171, $16,096, $(1,603), $8,788, $14,493 and $31,664 resulting from foreign currency transactions included in interest and other expenses for the nine-month periods ended September 30, 2003 and 2002, the years ended December 31, 2002 and 2001 and the periods from February 7, 1997 (inception) to December 31, 2002 and to September 30, 2003, respectively in the accompanying financial statements.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

    Unaudited Interim Information

    The information presented for the nine months ended September 30, 2003 and 2002 and for the period from February 7, 1997 (inception) to September 30, 2003 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of September 30, 2003 and the results of its operations and its cash flows for the nine-month periods ended September 30, 2003 and 2002, and the period from February 7, 1997 (inception) to September 30, 2003 and the changes in stockholders' deficiency for the nine-month period ended September 30, 2003. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

    Earnings (Loss) Per Common Share

    Basic earnings (loss) per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company.

    Stock options and warrants to purchase approximately 3,264,300 and 2,780,500 shares of common stock were outstanding at December 31, 2002 and 2001, respectively, with exercise prices ranging from $0.25 to $5.00 per share which could potentially dilute basic earnings per share in the future but have not included in the computation of diluted earnings per share due to losses for all periods. The inclusion of such stock options and warrants would have been antidilutive.

    Stock-Based Compensation

    In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and Accounting Principles Board Opinion ("APB") No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation,

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

    Stock-Based Compensation, continued

    regardless of whether they account for that compensation using the fair value method of SFAS No. 123, or the intrinsic value method of APB No. 25. The Company has adopted the disclosure requirements of SFAS No. 148 for the periods presented.

    The proforma information is as follows:

                                                                  Cumulative                                      Cumulative
                                                                for the period                                  for the period
                                                                  February 7,                                     February 7,
                                                                     1997                                            1997
                                                                 (inception)                                      (inception)
                                       For the Years Ended         through           For the Nine Months            through
                                           December 31,           December 31,       Ended September 30,          September 30,
                                       2002           2001           2002            2003               2002          2003
                                  ---------------------------------------------------------------------------------------------
Net loss as  reported             $ (1,511,997)   $ (1,675,158)   $ (7,943,901)   $ (1,546,805)   $ (781,269)  $ (9,490,706)


Deduct:
Total stock-based employee
    compensation expense
    determined under fair
    value-based method for
    all awards, net of related
    tax effect                        (455,701)       (433,932)     (1,938,597)       (114,538)       (322,460)    (2,053,135)
                                  ------------    ------------    ------------    ------------    ------------   ------------
Pro forma net loss                $ (1,967,698)   $ (2,109,090)   $ (9,882,498)   $ (1,661,343)   $ (1,103,729)  $(11,543,841)
                                  ============    ============    ============    ============    ============   ============
Basic and diluted net loss
  as reported per share           $(0.16)   $(0.18)                   $(0.16)   $(0.08)
                                  ============    ============                    ============    ============
Basic and diluted pro forma
  Net loss per share              $(0.21)   $(0.23)                   $(0.17)   $(0.12)
                                  ============    ============                    ============    ============

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 2 - Summary of Significant Accounting Policies, continued

     Stock-Based Compensation, continued
     The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                                                          Cumulative for                              Cumulative for
                                                           the period                                  the period
                                                           February 7,                                 February 7,
                                                              1997                                        1997
                                                           (inception)                                 (inception)
                                  For the Years Ended       through         For the Nine Months          through
                                     December 31,          December 31,     Ended September 30,        September 30,
                                   2002         2001          2002          2003         2002            2003
                                 ----------------------------------------------------------------------------------
     Expected life (years)          3.7         3.7            4.3             5            3.7           4.4
     Risk free interest rate        3.97%       4.75%          4.78%           2.71%        4.43%         4.48%
     Volatility                   130.73%      71.92%         89.00%         132.72%      132.58%        94.47%

     Impact of Recently Issued Accounting Standards
     In October 2001, the FASB issued SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material impact on the Company's financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred rather than at date of commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on the Company's financial position or results of operations.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

     Impact of Recently Issued Accounting Standards, continued In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN No. 45 are effective for guarantees issued or modified after December 31, 2002. The adoption of FIN No. 45 did not have a material impact on the Company's financial position or results of operations.

     In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletins ("ARB") No. 51." FIN No. 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN No. 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The Company does not expect that the adoption of FIN No. 46 will have a material effect on its financial position or results of operations.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement No 133 on Derivative Instruments and Hedging Activities." The statement amends and clarifies accounting for derivative instruments, including certain derivatives instruments embedded in other contracts and for hedging activities under SFAS No. 133. This Statement is effective for contracts entered into or modified after June 30, 2003, except as stated below for hedging relationships designated after June 30, 2003, the guidance should be applied prospectively. The provisions of this Statement that relate to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its financial position or results of operations.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued

     Impact of Recently Issued Accounting Standards, continued In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The Company does not expect that the adoption of SFAS No. 150 will have an impact on its financial position or results of operations.

NOTE 3 - Property and Equipment

     Property and equipment consists of the following:

                                                    December 31,     September 30,
                                                       2002             2003
                                                                     (Unaudited)
                                                   -------------------------------
Research and development equipment                  $789,710           $847,768
Office equipment                                      22,497             22,497
Furniture and fixtures                                 5,243             11,004
                                                    --------           --------
                                                     817,450            881,269

Less:  accumulated depreciation                      453,221            576,887
                                                    --------           --------
                                                    $364,229           $304,382
                                                    ========           ========

     Depreciation and amortization expenses charged to operations for the years ended December 31, 2002 and 2001 was $162,496 and $142,250, respectively. Depreciation and amortization expenses charged to operations for the periods February 7, 1997 (inception) to September 30, 2003 and December 31, 2002 were $576,887 and $453,221, respectively. Depreciation and amortization expenses charged to operations for the nine-month periods ended September 30, 2003 and 2002 was $123,666 and $121,873, respectively.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------

NOTE 5 - Notes Payable

     The Company financed its annual insurance premiums over a nine-month period with two financing companies through two notes payable. The notes payable balances at December 31, 2002 was $51,360, which is due in monthly installments of $7,880, including interest at the rates of 9.55 % and 10.2 % per annum through July 2003.

     In September 2001, the Company converted its accounts payable balance due to a vendor into a note payable. The balance at December 31, 2002 and September 30, 2003 amounted to $114,315 and $76,912, respectively, which is due in monthly installments of $12,930, including interest at the rate of 8% per annum commencing in June 2003 through May 2004.

NOTE 6 - Income Taxes

     The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:

                                           December 31,     September 30,
                                              2002              2003
                                      ------------------------------------
                                                            (Unaudited)
Deferred tax assets:
Net operating loss carryforward           $ 2,883,000       $ 3,462,000
Valuation allowance                        (2,883,000)       (3,462,000)
                                          -----------       -----------
  Net Deferred Tax Asset                  $   --       $   --
                                          ===========       ===========

     The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon the available objective evidence it is more likely than not that assets will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

     As of December 31, 2002 and September 30, 2003, the Company has net operating loss carryforwards of $7,207,000 and $8,656,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2023, subject to certain limitations.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------

NOTE 7 - Related Party Transactions

     The Company has incurred legal fees of $544,178 since inception to a law firm in which a former director of the Company is a partner. The Company has an accounts payable balance of $320,297 due to the law firm at December 31, 2002 and September 30, 2003.

NOTE 8 - Stockholders' Deficiency

     Initial Capitalization and Founders' Shares In February 1997 and March 1998, the Company issued to its founders 5,016,000 and 1,320,000 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

       Stock Splits

     In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits.

     Private Placements

     In October 1997, the Company commenced a private placement of shares of common stock at a price of $1.13 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 37,401 shares of common stock on August 31, 1998, at an exercise price of $1.13 per share, which expired on August 31, 2003. The Company issued 607,191 shares of its common stock at $1.13 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

     In April 1999, the Company issued 460,287 shares of common stock at a price of $2.33 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 90,000 of these shares.

     In 2000, the Company issued 786,600 shares of common stock to various investors for aggregate proceeds of $2,060,401.

     In 2001, the Company issued 80,000 shares of common stock to various investors for aggregate proceeds of $400,000.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 8 - Stockholders' Deficiency, continued

     Private Placements, continued
     In 2002, the Company issued 237,500 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 80,000 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company discovered that these stockholders were entitled to an additional 40,000 shares of common stock based on the anti-dilution provisions of the subscription agreements. Accordingly, the Company will issue an additional 40,000 shares of common stock in the fourth quarter of 2003 in compliance with the anti-dilution provisions in the 2001 subscription agreements.

     In 2003, the Company issued 440,353 shares of common stock to various investors for aggregate proceeds of $880,706 at $2 per share.

     Common Stock to be Issued
     During the nine months ended September 30, 2003, the Company recorded a liability of $402,696 for 201,348 shares of common stock to be issued to various investors. These shares will be issued upon the approval by the stockholders of the increase in the numbers of authorized common shares of the Company. These shares are not included in the loss per share calculations.

     Warrants
     In 1997 and 1998, the Company received $40,000 from the sale of stock warrants, to a former director of the Company who is a partner at one of the Company's law firms. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised and the Company issued 69,292 shares of common stock.

     In 1997 and 1998, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 8 - Stockholders' Deficiency, continued

     Warrants, continued
     and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 164,568 shares of common stock.

     Bridge Financing
     On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 750,000 shares of common stock at an exercise price of $2 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 150,000 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital. In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $1.13 per share. The Company issued 697,779 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 375,000 shares of warrants to purchase common stock. These warrants expired on August 31, 2003.

NOTE 9 - Stock Option Plan and Warrants

     In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 2,640,000 shares of common stock to employees and consultants. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options shall be five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and shall be exercisable for no less than 110% of fair value on the date of grant for such holders.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------



NOTE 9 - Stock Option Plan and Warrants, continued

     A summary of activity under the stock option plan is as follows:

                                                            December 31,                      December 31,
                                                               2002                              2001
                                                  ----------------------------------------------------------------
                                                                      Weighted                          Weighted
                                                                      Average                           Average
                                                                      Exercise                          Exercise
                                                      Shares           Price            Shares           Price
                                                  ----------------------------------------------------------------
Outstanding, beginning of year                         1,833,467        $2.32        1,735,386           $2.28
Options granted                                          230,500         3.41          118,202            3.11
Options forfeited                                       (146,702)        3.47          (20,121)           2.83
                                                      ----------        -----       ----------           -----
Outstanding, end of year                               1,917,265        $2.37        1,833,467           $2.32
                                                      ==========        =====       ==========           =====
Exercisable, end of year                               1,797,303        $2.30        1,767,654           $2.31
                                                      ==========        =====       ==========           =====

 The following table summarizes stock option information as of December
31, 2002:

                                          Options Outstanding
                           -------------------------------------------------------------
                                                                         Options
                            Number                Weighted         ---------------------
                        Outstanding at       Average Remaining     Number Exercisable at
        Exercise         December 31,           Contractual            December 31,
         Prices              2002                   Life                   2002
      ----------------------------------------------------------------------------------
        $1.13             118,800                 5.34                   118,800
        $2.00             122,500                 4.99                    77,500
        $2.33           1,516,080                 2.74                 1,509,810
        $2.83              80,385                 2.30                    60,068
        $5.00              79,500                 2.26                    31,125
                        ---------                 ----                 ---------
        Total           1,917,265                 3.53                 1,797,303
                        =========                 ====                 =========

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 9 - Stock Option Plan and Warrants, continued

     The Company had granted a total of 1,236,000 shares of stock options to its former chief financial officer during his employment with the Company. Upon expiration of a 90 day period subsequent to the termination of the former chief financial officer's employment, effective on February 28, 2003, 1,200,000 shares of stock options were forfeited. However, this former chief financial officer will retain 36,000 shares of stock options granted to him as a director until February 28, 2008.

     A summary of stock warrant activity is as follows:

                                         December 31,             December 31,
                                            2002                     2001
                                   -----------------------------------------------
                                                  Weighted                Weighted
                                                   Average                 Average
                                                  Exercise                Exercise
                                      Shares        Price     Shares        Price
                                   -----------------------------------------------
Outstanding, beginning of year        947,001      $0.98      947,001      $0.98
Warrants granted                      400,000       2.00           --         --
                                    ---------      -----      -------      -----

Outstanding, end of year            1,347,001       1.28      947,001       0.98
                                    =========      =====      =======      =====

Exercisable, end of year            1,347,001      $1.28      947,001      $0.98
                                    =========      =====      =======      =====

The following table summarizes warrants information as of December 31, 2002:

                                        Warrants Outstanding
                      -------------------------------------------------------------
                                          Weighted                    Warrants
                         Number            Average      Weighted       Number
                       Outstanding at     Remaining      Average     Exercisable at
                        December 31,     Contractual    Exercise     December 31,
  Exercise Prices         2002              Life          Price         2002
-----------------------------------------------------------------------------------
      $0.25            534,600              1.07         $0.25        534,600
      $1.13             37,401              0.67          1.13         37,401
      $2.00            775,000              2.59          2.00        775,000
                     ---------              ----          ----      ---------
      Total          1,347,001              2.36         $1.28      1,347,001
                     =========              ====         =====      =========

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 9 - Stock Option Plan and Warrants, continued

     During the year ended December 31, 2002, the Company issued warrants to purchase 400,000 shares of common stock to a consultant for services rendered. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants issued. As of December 31, 2002, the warrants are fully vested and are exercisable through September 1, 2012.


NOTE 10 - License Agreements

     Technology License Agreement
     In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders. The Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology.

     Caltech License Agreement
     In September 1997, the Company entered into an option agreement with the California Institute of Technology ("Caltech"), which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. As of December 31, 2002, the Company has issued Caltech 264,000 shares of its common stock in connection with the license agreement.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------


NOTE 10 - License Agreements, continued

     Caltech License Agreement, continued
     While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

     The Lockheed Martin License Agreement
     The Company has entered into an exclusive licensing agreement with Lockheed Martin Corporation ("Lockheed") as of September 18, 1998. Pursuant to this agreement, the Company was given the exclusive license to exploit, worldwide, all biomedical applications of certain enhanced infrared detector technologies know as Enhanced Quantum Well Infrared Photodetectors ("EQWIP").

     The EQWIP technology is protected by a patent owned by Lockheed. In order to maintain exclusivity, the Company is subject to a number of milestones it must meet relating to royalty generation, development of markets and territories, utilization of the EQWIP technology in certain percentages of the Company's installed base of diagnostic equipment and required levels of royalty generating installations. As of September 30, 2003, the Company was not subject to the minimum number of royalty generating installations specified in the exclusive license agreement. This minimum requirement is predicated on the performance of a third party manufacturer to provide a product using EQWIP technology. As of September 30, 2003, no third party manufacturer has provided a product using this technology.

     The Company has also agreed to license back to Lockheed any improvements the Company makes to the EQWIP technology for applications in which the Company does not retain exclusivity. Under certain conditions, the Company may sublicense its rights to develop specific territories and markets to third-parties, subject to consent of Lockheed. The Company is entitled to utilize any improvements to the EQWIP technology developed by Lockheed.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------

NOTE 11 - Commitments and Contingencies

     Capital Expenditures The Company has committed to purchase additional eight units of medical equipment from its exclusive Germany vendor for 70,558 Euros per unit, which converted into U.S. dollars of approximately $592,000 and $655,000 as of December 31, 2002 and September 30, 2003, respectively.

     Clinical Study Agreement

     In 2000, the Company entered into an agreement with a medical institution to conduct a clinical study of the BioScanIR system as an auxiliary imaging modality in assessment of patients with cancer. The Company will provide a non-exclusive, non-royalty bearing license to the medical institution, for the duration of this agreement. The Company charged research and development expenses in the amount of $27,900 and $45,850 for the years ended December 31, 2002 and 2001, and $118,000 for the period from February 7, 1997 (inception) to December 31, 2002, respectively.

     Operating Lease Commitments

     The Company leases facilities under two leases, which expire May 31, 2005.

     Future annual minimum lease payments under noncancelable operating leases as of December 31, 2002 are as follows:

                 For the Year Ending
                     December 31,            Amount
              ----------------------------------------
                        2003                $27,900
                        2004                 35,300
                        2005                 14,700
                                            -------

                        Total               $77,900
                                            =======

     Rent expense charged to operations for the years ended December 31, 2002 and 2001, and for period February 7, 1997 (inception) to September 30, 2003 and December 31, 2002 amounted to $34,595, $35,764, $115,543 and $92,779, respectively.

     Rent expense charged to operations for the nine-month periods ended September 30, 2003 and 2002 amounted to $22,764 and $29,838, respectively.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                   NOTES TO FINANCIAL STATEMENTS
            (Unaudited with respect to September 30, 2003, the nine months ended
                September 30, 2003 and 2002 and the period from February 7, 1997
                                              (inception) to September 30, 2003)
--------------------------------------------------------------------------------

NOTE 11 - Commitments and Contingencies, continued

     Consulting Agreements

     The Company entered into various consulting agreements for the duration of one year with various outside consultants primarily payable in stock options and warrants determined by pursuing to the values of the consulting agreements and/or at an estimated fair value, which were valued based on the fair market value of the stock on the first day of month in which service takes place.

NOTE 12 - Public Offering Costs

     The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

NOTE 13 - Subsequent Events

     In August 2003, the Company entered into an award contract of $68,000 with U.S. Department of Defense to perform research and development procedures for a six-month period. The Company recorded the award contract as deferred revenue and is recognizing the earned amount on a straight-line basis over the terms of the contract.

     In October 2003, the Company (through Pubco, defined below) commenced a private offering to raise gross proceeds of up to $15,000,000 from the sale of shares of its common stock. Concurrently with the closing of this private offering, a publicly-traded Delaware shell company ("Pubco") will acquire all of the assets and assume all of the liabilities of the Company. In consideration for the Company's assets, Pubco will issue shares of its common stock representing approximately 95% of its outstanding shares, before giving effect to the shares sold in this private offering. The transaction will be accounted for as a reverse acquisition since the existing stockholders of the Company will own the majority shares of Pubco. Shortly following the closing of the Reverse Acquisition, the Company will dissolve and distribute the Pubco shares pro rata to its stockholders. Additionally, following the closing of the reverse acquisition, Pubco will change its corporate name to OmniCorder Technologies, Inc. Consummation of the private placement offering is conditioned upon the consummation of the reverse acquisition. In December 2003, the Company (through Pubco) announced that it intends to close the private offering once $7,500,000 in gross proceeds have been raised.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------


                                  ASSETS

                                    December 31,      September 30,
                                        2002              2003
                                    -------------------------------
                                                       (Unaudited)

CURRENT ASSETS
Cash and cash equivalents             $145,282          $363,255
Grant receivable                            --            68,000
Prepaid expenses                        71,841             7,320
                                      --------          --------

Total Current Assets                   217,123           438,575

PROPERTY AND EQUIPMENT, NET            364,229           304,382

SECURITY DEPOSITS                        3,453             3,538
                                      --------          --------
TOTAL ASSETS                          $584,805          $746,495
                                      ========          ========

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                                  BALANCE SHEETS
--------------------------------------------------------------------------------


                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                       December 31,      September 30,
                                                           2002              2003
                                                       --------------------------------
                                                                         (Unaudited)
CURRENT LIABILITIES
Accounts payable and accrued expenses                  $   263,428      $   286,019
Accounts payable to related party                          320,297          320,297
Deferred revenue                                                --           51,000
Deferred officers salaries                                 884,113          955,805
Notes payable                                              165,675           76,912
Common stock to be issued                                       --          402,696
                                                                        -----------

TOTAL LIABILITIES                                        1,633,513        2,092,729
                                                       -----------      -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
Preferred stock, $.01 par value, 1,000,000 shares
authorized; no shares issued and outstanding                    --               --
Common stock, $.01 par value; 10,000,000 shares
authorized; 9,559,647 and 10,000,000 shares issued
and outstanding at December 31, 2002 and
September 30, 2003, respectively                            95,597          100,000
Additional paid-in capital                               6,814,666        8,059,542
Deficit accumulated during the development stage        (7,943,901)      (9,490,706)
Subscription receivable                                    (15,070)         (15,070)
                                                       -----------      -----------

TOTAL STOCKHOLDERS' DEFICIENCY                          (1,048,708)      (1,346,234)
                                                       -----------      -----------

TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIENCY                               $   584,805      $   746,495
                                                       ===========      ===========

      THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                        STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                   Cumulative                                 Cumulative
                                                                 for the Period                             for the Period
                                                                 from February 7,                           from February 7,
                                                                 1997 (Inception)                           1997 (Inception)
                                         For the Years Ended        Through        For the Nine Months          Through
                                             December 31,         December 31,     Ended September 30,       September 30,
                                          2002          2001          2002          2003         2002             2003
                                      -------------------------------------------------------------------------------------------
                                                                                       (Unaudited)     (Unaudited)    (Unaudited)

OPERATING EXPENSES
Research and development              $ 1,102,932     $   930,954     $ 3,596,666     $   957,302     $   477,771     $ 4,553,968
General and administrative                382,792         742,266       2,326,328         572,332         287,816       2,898,660
Related party legal expense                    --              --         544,881              --              --         544,881
Write-off of public offering costs             --              --         501,992              --              --         501,992
                                      -----------     -----------     -----------     -----------     -----------     -----------

TOTAL OPERATING
EXPENSES                                1,485,724       1,673,220       6,969,867       1,529,634         765,587       8,499,501
                                      -----------     -----------     -----------     -----------     -----------     -----------
OPERATING LOSS                         (1,485,724)     (6,969,867)       (765,587)     (8,499,501)

INTEREST AND OTHER EXPENSES                26,273           1,938         974,034          17,171          15,682         991,205
                                      -----------     -----------     -----------     -----------     -----------     -----------
NET LOSS                              $(1,511,997)    $(1,675,158)    $(7,943,901)    $(1,546,805)    $  (781,269)    $(9,490,706)
                                      -----------     -----------     -----------     -----------     -----------     -----------
BASIC AND DILUTED NET LOSS            $     (0.16)    $     (0.18)                    $     (0.16)    $     (0.08)
                                      ===========     ===========                     ===========     ===========
PER SHARE
WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                     9,384,483       9,172,640                       9,997,237       9,347,385
                                      ===========     ===========                     ===========     ===========


                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                          STATEMENTS OF STOCKHOLDERS' DEFICIENCY

     For the Period from February 7, 1997 (Inception) Through September 30, 2003
--------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                            Accumulated
                                                                                              During the      Stock
                                                       Common Stock         Additional        Development  Subscription
                                                    Shares       Amount   Paid-in-Capital      Stage         Receivable       Total
                                               -------------------------------------------------------------------------------------
Issuance of common stock to founders               5,016,000    $50,160    $   (33,440)    $        --     $(15,070)    $     1,650

Sale of common stock at $1.13 per share,
   net of expenses of $35,164                        175,995      1,760        163,070              --           --         164,830

Issuance of common stock warrants to
related party for legal services                          --         --         75,000              --           --          75,000

Sale of common stock warrants to related party            --         --         40,000              --      (30,000)         10,000

Net loss                                                  --         --             --        (168,516)          --        (168,516)
                                                   ---------    -------    -----------     -----------     --------     ----------
Balance at December 31, 1997                       5,191,995     51,920        244,630        (168,516)     (45,070)         82,964

Issuance of common stock to founders               1,320,000     13,200         (8,800)             --           --           4,400

Sale of common stock at $1.13 per share,
     net of expenses of $62,900                      431,196      4,312        422,783              --           --         427,095

Issuance of common stock for research
 and development                                     132,000      1,320        148,680              --           --         150,000

Issuance of common stock warrants to
related party for legal services                          --         --         20,000              --           --          20,000

Cash received from sale of common stock warrant           --         --             --              --       30,000          30,000

Issuance of common stock warrants in
connection with sale of bridge notes                      --         --        329,625              --           --         329,625

Net loss                                                  --         --             --      (1,594,054)          --      (1,594,054)
                                                   ---------    -------    -----------     -----------     --------     ----------
Balance at December 31, 1998                       7,075,191     70,752      1,156,918      (1,762,570)     (15,070)       (549,970)

Conversion of bridge notes into common stock         697,779      6,978        783,647              --           --         790,625

Issuance of common stock for research
and development                                       66,000        660         74,340              --           --          75,000

Sale of common stock at $2.33 per share              460,287      4,603      1,069,397              --           --       1,074,000

Net loss                                                  --         --             --      (1,547,973)          --      (1,547,973)
                                                   ---------    -------    -----------     -----------     --------     ----------
Balance at December 31, 1999                       8,299,257    $82,993    $ 3,084,302     $(3,310,543)    $(15,070)    $  (158,318)
                                                   =========    =======    ===========     ===========     ========     ===========

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                          STATEMENTS OF STOCKHOLDERS' DEFICIENCY

     For the Period from February 7, 1997 (Inception) Through September 30, 2003
--------------------------------------------------------------------------------

                                                                                         Deficit
                                                                                       Accumulated
                                                                                        During the       Stock
                                              Common Stock              Additional      Development    Subscription
                                                 Shares       Amount  Paid-in-Capital     Stage         Receivable    Total
                                              ------------------------------------------------------------------------------
Issuance of common stock for research
and development                                  66,000   $    660   $    74,340            $--           $--   $    75,000

Issuance of common stock for
services rendered                                 4,290         43         9,967             --            --        10,010

Sale of common stock at $2.33 and
$2.83 per share for 336,600 and 450,000
shares, respectively                            786,600      7,866     2,052,535             --            --     2,060,401

Issuance of stock options and warrants
for services rendered                                --         --        51,357             --            --        51,357

Net loss                                             --         --            --     (1,446,203)           --    (1,446,203)
                                             ----------   --------   -----------    -----------     ---------   ------------

Balance at December 31, 2000                  9,156,147     91,562     5,272,501     (4,756,746)      (15,070)      592,247

Issuance of common stock for
services rendered                                 6,000         60        29,940             --            --        30,000

Sale of common stock at $5.00 per share          80,000        800       399,200             --            --       400,000

Issuance of stock options and warrants for
services rendered                                    --         --        21,012             --            --        21,012

Net loss                                             --         --            --     (1,675,158)           --    (1,675,158)
                                             ----------   --------   -----------    -----------    ---------   ------------
Balance at December 31, 2001                  9,242,147     92,422     5,722,653     (6,431,904)      (15,070)     (631,899)

Issuance of common stock in
accordance with anti-dilution provisions         80,000        800          (800)            --            --            --

Sale of common stock at $2.50 and
$2.00 per share for 50,000 and 187,500
shares, respectively                            237,500      2,375       497,625             --            --       500,000

Issuance of stock options and warrants
for services rendered                                --         --       595,188             --            --       595,188

Net loss                                             --         --            --     (1,511,997)           --    (1,511,997)
                                             ----------   --------   -----------    -----------    ---------   ------------
Balance at December 31, 2002                  9,559,647     95,597     6,814,666     (7,943,901)                    (15,070)

Sale of common stock at $2.00 per share         440,353      4,403       876,303             --            --       880,706

Issuance of stock options and warrants
for services rendered                                --         --       368,573             --            --       368,573

Net loss (Unaudited)                                 --         --            --     (1,546,805)           --   (1,546,805)
                                             ----------   --------   -----------    -----------    ---------   ------------
Balance at September 30, 2003 (Unaudited)    10,000,000   $100,000   $ 8,059,542    $(9,490,706)    $(15,070)  $(1,346,234)
                                             ==========   ========   ===========    ===========    =========   ============

                                                   OMNICORDER TECHNOLOGIES, INC.
                                                (A Development Stage Enterprise)

                                                        STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                 Cumulative
                                                                               for the Period
                                                                              from February 7,
                                                                             1997 (Inception)   For the Nine
                                                      For the Years Ended        Through        Months Ended
                                                         December 31,           December 31,     September 30,
                                                    2002            2001          2002              2003
                                                   -----------------------------------------------------------

                                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                          $(1,511,997)  $(1,675,158)  $(7,943,901)  $(1,546,805)
Adjustments to reconcile net loss to net
 cash used in operating activities:
Depreciation and amortization                          162,496       142,250       453,221       123,666
Unrealized loss (gain) from foreign
currency transactions                                   16,096        (1,603)       14,493        17,171
Warrants issued to related party for
   legal services                                           --            --        95,000            --
Issuance of stock options and warrants
for services rendered                                  595,188        21,012       667,557       368,573
Issuance of common stock for services
 rendered                                                   --        30,000        40,010            --
Issuance of common stock for research
and development                                             --            --       300,000            --
Amortization of original issue discount                     --            --       329,625            --
Amortization of deferred financing costs                    --            --       188,125            --

Changes in operating assets and liabilities:
Prepaid expenses                                       (39,847)        5,102       (71,841)       64,521
Grant receivable                                            --            --            --       (68,000)
Security deposit                                        (1,203)       (1,625)       (3,453)          (85)
Accounts payable and accrued expenses                  113,892      (178,531)      501,288        22,194
Deferred officers salaries                             187,242       297,844       884,113        71,692
Accounts payable to related party                           --            --       320,297            --
Deferred revenue                                            --            --            --        51,000
                                                   -----------   -----------   -----------   -----------
 NET CASH USED IN OPERATING ACTIVITIES                (478,133)   (1,360,709)   (4,225,466)     (896,073)
                                                   -----------   -----------   -----------   -----------

CASH USED IN INVESTING ACTIVITIES
Purchases of property and equipment                     (6,945)     (196,718)     (817,450)      (63,819)
                                                   -----------   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                 500,000       400,000     4,632,376       880,706
Proceeds from issuance of warrants                          --            --        40,000            --
Proceeds from  notes payable                                --            --            --            --
Issuance of bridge note payable                             --            --       750,000            --
Payment of deferred financing costs                         --            --      (147,500)           --
Proceeds from common stock to be issued                     --            --            --       402,696
Repayments of notes payable                            (40,259)      (37,042)      (86,678)     (105,537)
                                                   -----------   -----------   -----------   -----------
 NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                            459,741       362,958     5,188,198     1,177,865
                                                   -----------   -----------   -----------   -----------
 NET (DECREASE) INCREASE IN CASH                       (25,337)   (1,194,469)      145,282       217,973

CASH AND CASH EQUIVALENTS  - Beginning                 170,619     1,365,088            --       145,282
                                                   -----------   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS  - Ending                $   145,282   $   170,619   $   145,282   $   363,255
                                                   -----------   -----------   -----------   -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the periods for:

Interest                                           $     1,842   $     1,093   $   945,753   $     1,623
Income Taxes                                       $     1,867   $        --   $     2,642   $       475

Noncash financing activities:

Conversion of bridge notes                         $        --   $        --   $   790,625   $        --
Conversion of accounts payable to notes payable    $    70,736   $   133,606   $   237,861   $    31,958

                                                                     Cumulative
                                                                   for the Period
                                                                   from February 7,
                                                  For the Nine      1997 (Inception)
                                                 Months Ended          Through
                                                 September 30,       September 30,
                                                     2002                2003
                                                 -----------------------------------
                                                     (Unaudited)   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                           $(781,269)     $(9,490,706)
Adjustments to reconcile net loss to net
 cash used in operating activities:
Depreciation and amortization                         121,873          576,887
Unrealized loss (gain) from foreign
currency transactions                                   8,778           31,664
Warrants issued to related party for
   legal services                                          --           95,000
Issuance of stock options and warrants
for services rendered                                 130,738        1,036,130
Issuance of common stock for services
 rendered                                                  --           40,010
Issuance of common stock for research
and development                                            --          300,000
Amortization of original issue discount                    --          329,625
Amortization of deferred financing costs                   --          188,125

Changes in operating assets and liabilities:
Prepaid expenses                                       26,600           (7,320)
Grant receivable                                           --          (68,000)
Security deposit                                       (1,203)          (3,538)
Accounts payable and accrued expenses                  15,176          523,482
Deferred officers salaries                            142,242          955,805
Accounts payable to related party                          --          320,297
Deferred revenue                                           --           51,000
                                                    ---------      -----------
 NET CASH USED IN OPERATING ACTIVITIES               (337,065)      (5,121,539)
                                                    ---------      -----------

CASH USED IN INVESTING ACTIVITIES
Purchases of property and equipment                    (6,945)        (881,269)
                                                    ---------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                325,000        5,513,082
Proceeds from issuance of warrants                         --           40,000
Proceeds from  notes payable                               --
Issuance of bridge note payable                            --          750,000
Payment of deferred financing costs                        --         (147,500)
Proceeds from common stock to be issued                    --          402,696
Repayments of notes payable                           (23,156)        (192,215)
                                                    ---------      -----------
 NET CASH PROVIDED BY FINANCING
 ACTIVITIES                                           301,844        6,366,063
                                                    ---------      -----------
 NET (DECREASE) INCREASE IN CASH                      (42,166)         363,255

CASH AND CASH EQUIVALENTS  - Beginning                170,619               --
                                                    ---------      -----------
CASH AND CASH EQUIVALENTS  - Ending                 $ 128,453      $   363,255
                                                    ---------      -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the periods for:

Interest                                            $     670      $   962,615
Income Taxes                                        $   1,867      $     3,117

Noncash financing activities:

Conversion of bridge notes                          $      --      $   790,625
Conversion of accounts payable to notes payable     $      --      $   269,819
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